070002627

0068

This instrument prepared by
Record and return to:

Connell & Wiener LLP
545 Fifth Avenue
New York, New York 10017
Attention: Paul R. Wiener, Esq.

GPIN Numbers: 001-0725 / 048-0075 / 027-0695
Tax Map Numbers: 9/2/N/33A, 9/A/11, 9/A/5, 8-A-28

Consideration: $5,000,000.00

Title Insurance underwriter (Va. Code § 17.1-223): LAWYER'S TITLE INSURANCE CORPORATION

MORTGAGE, DEED OF TRUST AND SECURITY AGREEMENT

from

Regional Enterprises, Inc., a Virginia corporation

having an address at

410 Water Street
Hopewell, Virginia 23860
(the "Mortgagor")
to

E. Duffy Myrtetus
as Trustee

for the benefit of

RZB Finance LLC
1133 Avenue of the Americas
New York, New York 10036

(the "Mortgagee")

PREMISES:

410 Water Street
Hopewell, Virginia 23860

Dated as of: July 26, 2007

File To: LandAmerica
600 E. Main St., STE 1400
Richmond, VA 23219
07-027000
JN

TABLE OF CONTENTS

PAGE

EXHIBITS

SCHEDULES

After Recording
Please Return To
Connell & Wiener LLP
545 Fifth Avenue
New York, New York 10017
Attention: Paul R. Wiener, Esq.

MORTGAGE, DEED OF TRUST AND SECURITY AGREEMENT

THIS MORTGAGE, DEED OF TRUST AND SECURITY AGREEMENT (this "Mortgage"), made and effective as of the 26th day of July, 2007, by **REGIONAL ENTERPRISES, INC.**, a Virginia corporation having an address at 410 Water Street, Hopewell, Virginia 23860 (the "Mortgagor") and grantor for indexing purposes, to **E. DUFFY MYRTETUS**, a Virginia resident whose address is Three James Center, Suite #1206, 1051 E. Cary Street, Richmond, Virginia 23219 located in the City of Richmond, Virginia, as trustee (hereinafter "**Trustee**") and a grantee for indexing purposes, for the benefit of **RZB FINANCE LLC**, a Delaware limited liability company having an address at 1133 Avenue of the Americas, New York, New York 10036 (the "Mortgagee") and a grantee for indexing purposes.

WITNESSETH:

WHEREAS, the Mortgagee and Rio Vista Energy Partners L.P. (the "Borrower") have entered into a Loan Agreement dated as of July 26, 2007 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement") pursuant to which the Mortgagee has made a demand loan (the "Loan") to the Borrower in the original principal amount of Five Million Dollars ($5,000,000).

WHEREAS, pursuant to the Loan Agreement, the Borrower has executed and delivered its promissory note (as amended, modified, supplemented or replaced from time to time, the "Note") payable to the order of Mortgagee evidencing the Loan.

WHEREAS, the Mortgagor has executed and delivered to Mortgagee a Guaranty & Agreement dated July 26, 2007 (as amended, modified, supplemented or restated from time to time, the "Guaranty") guarantying payment to Mortgagee of all indebtedness, liabilities and obligations of the Borrower including, without limitation, arising under or in connection with the Loan Agreement and the Note.

WHEREAS, each of the capitalized terms not otherwise defined herein, shall have the meaning ascribed to such term in the Loan Agreement.

WHEREAS, the Mortgagor and the Mortgagee desire and intend that the Guaranty be secured by, among other things, this Mortgage and any and all other documents and agreements given as security for the Guaranty.

WHEREAS, all acts and proceedings required by law and by the certificate of incorporation and by-laws of the Mortgagor necessary to make the Guaranty the valid, binding and legal obligation of the Mortgagor and all acts and proceedings required by law and by the certificate or articles of incorporation, as amended, and by-laws, as amended of the Mortgagor to constitute this Mortgage a valid and binding mortgage as security for the Guaranty, and for the performance of the undertakings expressed herein, have been done and taken, and the execution and delivery by the Mortgagor of the Guaranty, this Mortgage and the other Loan Documents to be executed by it have been in all respects duly authorized.

WHEREAS, the maximum principal amount of the indebtedness secured hereby is intended to be $5,000,000;

NOW, THEREFORE, THIS MORTGAGE WITNESSETH:

GRANTING CLAUSE

That, in order to secure the payment of (i) the principal, interest, and premium, if any, under the Guaranty, and all other indebtedness, liabilities and obligations under the Guaranty, and (ii) the unpaid balance, plus interest thereon, of any other advances made with respect to the "Mortgaged Property" described below for the payment of taxes, assessments, maintenance charges, or insurance premiums; costs incurred for the protection of the Mortgaged Property or the lien of this Mortgage; expenses incurred by the Mortgagee by reason of the default of the Mortgagor; and other sums advanced in accordance with this Mortgage, together with interest on those sums; and to secure the performance and observance by the Mortgagor of each and every term, covenant, agreement, and condition contained herein, in the Guaranty, in the Loan Agreement, in the Note and the other Loan Documents, and in all other agreements executed by the Mortgagor and/or the Borrower in connection with the Guaranty and the Loan Agreement, whether now or at any time hereafter existing (all of the above described indebtedness, undertakings and obligations being hereinafter sometimes referred to, collectively, as the "Obligations") and in consideration of the acceptance by the Mortgagee of the Guaranty, the Note, the Loan Agreement and the other Loan Documents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Mortgagor, the Mortgagor has granted, bargained, sold, aliened, released, premised, transferred, mortgaged, conveyed, pledged and given a security interest in, and by these presents does hereby grant, bargain, sell, assign, alien, release, premise, transfer, mortgage, convey, pledge with general warranty and English covenants of title, and give a security interest in, and warrant and confirm al unto the Trustee and its successors and assigns in trust, with power of sale for the benefit of Mortgagee as beneficiary in trust, its successors and assigns, forever, all and singular the following described properties, to-wit:

The Mortgaged Property

(A) THE LAND: (i) fee simple title to all the land more particularly described in Schedule A attached hereto and incorporated herein and made a part hereof being located in the City of Hopewell and being hereinafter sometimes collectively called the "Land").

(B) THE IMPROVEMENTS: (i) All the buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and (ii) all fixtures, machinery, appliances, equipment, tanks, pipelines, furniture and personal property of every nature whatsoever now or hereafter owned by the Mortgagor and located in or on, or attached to, and used, or intended to be used, in connection with the operation of the Land or the buildings, structures or other improvements located on the Land, or in connection with any construction being conducted or which may be conducted on the Land, and all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, and all of the right, title and interest of the Mortgagor in and to any such personal property or fixtures, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and a part of the real property encumbered hereby (all of the property listed in clauses (i) and (ii) above are hereinafter called the "Improvements").

(C) EASEMENTS: All easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights, air rights, development rights and powers and all appurtenances whatsoever, in any way belonging, relating or appertaining to any of the mortgaged property described in paragraphs (A) and (B) hereof or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Mortgagor.

(D) TOGETHER WITH all the estate, right, title and interest of the Mortgagor of, in and to all (i) judgments, insurance proceeds, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the mortgaged property described in paragraphs (A), (B) and (C) hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the mortgaged property described in paragraphs (A), (B) and (C) hereof or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the mortgaged property described in paragraphs (A), (B) and (C) hereof or any part thereof; and subject to the provisions of this Mortgage, the Mortgagee is hereby authorized to collect and receive said awards and proceeds and to give proper acquittances therefor, and, to apply the same toward the payment of the indebtedness and the obligations and other sums secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable; and (ii) all accounts, accounts receivable, contract rights and contracts, including, without limitation, agreements and contracts for the operation, construction, renovation, maintenance, leasing or sale of the mortgaged property (including, without limitation, equipment leases approved by the Mortgagee and employment and/or service contracts), general intangibles, actions and rights in action, including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to the mortgaged property described in paragraphs (A), (B), and (C) hereof or any part thereof; and (iii) leases affecting the Land and leases of furniture, furnishings or equipment located on and/or used in the operation, construction, renovation, management, sale or

maintenance of the mortgaged property described in paragraphs (A), (B) and (C) above or any part thereof; and (iv) permits, licenses, governmental approvals and authorizations relating to the construction or reconstruction of the mortgaged property described in paragraphs (A), (B) and (C) above or any part thereof and the use and operation thereof; and (v) other agreements providing for materials, labor, architectural services or other similar services in connection with the construction or reconstruction of the mortgaged property described in paragraphs (A), (B) and (C) above or any part thereof; and (vi) extensions, renewals or modifications of the above and any guarantees of the obligations owed the Mortgagor thereunder; and (vii) warranties and guaranties now or hereafter received by, or in favor of, the Mortgagor regarding materials, equipment and other items of personal property supplied to, and services performed in respect to the mortgaged property described in paragraphs (A), (B) and (C) above or any part thereof; and (viii) refunds or real property taxes or other taxes or assessments which may now or hereafter be payable to the Mortgagor as a result of any contest, protest, certiorari proceeding or otherwise.

(E) TOGETHER WITH

All right, title and interest of the Mortgagor as lessor, landlord or otherwise, in and to any and all other leases now or hereafter on or affecting the mortgaged property described in paragraphs (A), (B), (C), and (D) hereof or any part thereof, together with all modifications, renewals and extensions thereof and any guarantees, if any, of the lessee's obligations under said leases and future leases, and together with all security therefor and all monies payable thereunder, and all books and records which contain payments made under the leases and all security therefor, subject, however, to the conditional permission herein given to the Mortgagor to collect the rents, income, lease termination, cancellation and/or surrender fees and other benefits arising under any such lease.

The Mortgagee shall have the right, at any time and from time to time, to notify (aa) the lessor under the Land Lease, and (bb) any and all of the lessees under the leases referred to in Clause (ii) immediately preceding, of the rights of the Mortgagee as provided by this paragraph E. The Land Lease and the leases referred to in Clause (ii) immediately preceding are hereinafter sometimes referred to, collectively, as the "Leases".

(F) TOGETHER WITH all rents, income, profits, lease termination, cancellation and/or surrender fees and other benefits to which the Mortgagor may now or hereafter be entitled from the mortgaged property described in paragraphs (A), (B), (C), (D) and (E) hereof or any part thereof to be applied against the indebtedness and the obligations and other sums secured hereby; provided, however, that permission is hereby given to the Mortgagor, so long as no Event of Default (as such term is hereinafter defined) has occurred hereunder, to collect and use such rents, income and other benefits (excluding any prepayments of rent and lease termination, cancellation and/or surrender fees) as they become due and payable, but not in advance thereof. Upon the occurrence of any such Event of Default, the permission hereby given to the Mortgagor to collect such rents, income and other benefits (excluding any prepayments of rent and lease termination, cancellation and/or surrender fees) from the mortgaged property described in paragraphs (A), (B) and (C) hereof or any part thereof shall terminate and such

permission shall not be reinstated upon a cure of such Event of Default without the Mortgagee's specific written consent.

The foregoing provisions hereof shall constitute an absolute and present assignment of the rents, income, lease termination, cancellation and/or surrender fees and other benefits from the mortgaged property described in paragraphs (A), (B) and (C) hereof or any part thereof, subject, however, to the conditional permission given to the Mortgagor to collect and use such rents, income, lease termination, cancellation and/or surrender fees and other benefits as hereinabove provided; and the existence or exercise of such right of the Mortgagor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by the Mortgagor, and any such subsequent assignment by the Mortgagor shall be subject to the rights of the Mortgagee hereunder.

(G) TOGETHER WITH all issues and profits and proceeds of and from the mortgaged property described in paragraphs (A), (B), (C), (D), (E) and (F) above or any part thereof.

(H) TOGETHER WITH (i) the Mortgagor's rights further to encumber the mortgaged property described in paragraphs (A), (B), (C), (D), (E), (F) and (G) hereof or any part thereof for debt, (ii) all of the Mortgagor's rights to enter into any lease or lease agreement, and (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the mortgaged property described in paragraphs (A), (B), (C), (D), (E), (F), and (G) above or any part thereof.

All of the mortgaged property described in paragraphs (A), (B), (C), (D), (E), (F), (G) and (H) above or any part thereof, and each item of mortgaged property therein described, is herein referred to as the "Mortgaged Property".

TO HAVE AND TO HOLD all of the Mortgaged Property hereby mortgaged and assigned, or intended or entitled so to be, unto the Mortgagee, its successors and assigns, forever; without limitation of the foregoing, the Mortgagor hereby further grants unto the Mortgagee, pursuant to the provisions of the Uniform Commercial Code of the Commonwealth of Virginia (the "Uniform Commercial Code") a security interest in all of the Mortgaged Property, which property includes, but is not limited to, all personal property and goods which are or are to become fixtures.

It is understood and agreed that this Mortgage secures present and future advances made by Mortgagee and that the lien of future advances shall relate back to the date of this Mortgage, even if such advances are made under a renewal, extension, modification or refinancing of the obligations, and even if Mortgagor's obligations are assumed by a third party. Mortgagor agrees that full repayment of any obligations secured hereby at any time shall not extinguish the security of this Mortgage for obligations which Mortgagor may subsequently incur to Mortgagee.

Mortgagee may (but is not obligated to) make an advance or advances to pay interest, penalties, fees, charges or other obligations which Mortgagor may owe Mortgagee, and all such advances shall be secured by this Mortgage with lien priority from the time this Mortgage was left for record. If Mortgagee makes such an advance after having notified Mortgagor of a default under this Mortgage or the Obligations, any such advances shall be treated as expenses incurred by Mortgagee by reason of Mortgagor's default under this Mortgage.

ARTICLE ONE
COVENANTS OF THE MORTGAGOR

The Mortgagor covenants and agrees with the Mortgagee as follows:

1.1 Performance of Note, Credit Obligation Mortgage, Etc. The Mortgagor shall perform, observe and comply with all provisions hereof, of the Guaranty, and of the Note, of the Loan Agreement and of every other instrument securing or otherwise executed in connection with the Guaranty, the Note and the Loan Agreement to which Mortgagor is a party, and will promptly pay to the Mortgagee the principal with interest thereon and all other sums required to be paid by the Mortgagor under the Guaranty and all obligations and other sums required to be paid by the Mortgagor pursuant to the provisions of this Mortgage and of every other instrument securing or otherwise executed in connection with the Guaranty, the Note and/or the Loan Agreement when payment shall become due.

1.2 General Representations, Covenants and Warranties. The Mortgagor represents, covenants and warrants that as of the date hereof and at all times hereafter and during the term hereof:

(a) subject to the rights of others provided in the instruments (each such instrument set forth in Schedule B described below as having priority over this Mortgage is hereinafter referred to as an "Approved Prior Encumbrance") described in Schedule B to the title policy insuring the lien of this Mortgage, the Mortgagor is seized of an indefeasible estate in fee simple in, and has good and absolute title to, the Mortgaged Property and Mortgagor has good right, full power and lawful authority to mortgage and pledge the same as provided herein, and the Mortgagee may at all times peaceably and quietly enter upon, hold, occupy and enjoy the Mortgaged Property in accordance with the terms hereof;

(b) the Mortgaged Property is free and clear of all liens, security interests, charges and encumbrances whatsoever except for Approved Prior Encumbrances;

(c) the Mortgage is a good and valid first lien, deed of trust and security interest in title to and upon the Mortgaged Property subject only to Approved Prior Encumbrances;

(d) the Mortgagor shall generally warrant title to the Mortgaged Property and defend the same and the validity and priority of the lien and security interest of this Mortgage and deed of trust to the Trustee and the Mortgagee against the claims of any and all other persons claiming by or through the Mortgagor, and shall maintain, defend and preserve the lien of this Mortgage until (i) the payment in full of the indebtedness evidenced by the Note and guaranteed by Mortgagor pursuant to the Guaranty, and secured by this Mortgage, and (ii) the performance in full of all other Obligations, including, without limiting the generality of the foregoing, all obligations of the Borrower and/or the Mortgagor under the Loan Agreement, this Mortgage and any and all other documents, instruments and agreements that evidence or secure the Loan;

(e) all costs arising from construction of any improvements and the purchase of all equipment located on the Mortgaged Property have been paid;

(f) the Mortgaged Property has frontage on, and direct legal and adequate physical access for ingress and egress to, legally dedicated or public street(s);

(g) all necessary utilities are, and at all times hereafter shall be, available in sufficient capacity to service the Mortgaged Property satisfactorily, and any easements necessary to the furnishing of such utility service by the Mortgagor have been obtained and duly recorded;

(h) except as set forth on Exhibit A attached hereto, the Mortgagor has not made or assumed any contract, agreement or arrangement with respect to the Mortgaged Property which are not cancellable at the Mortgagor's election;

(i) the Mortgagor has not received any notice of, and is not aware of, any actual, proposed or threatened exercise of the power of eminent domain or other taking by any governmental or quasi-governmental body or agency of all or any portion of the Mortgaged Property or any interest therein;

(j) there are no encroachments on the Land and the Improvements do not encroach upon any adjoining land or adjoining street, except as otherwise shown on Lawyer's Title Commitment No. 11033115;

(k) neither the Borrower nor the Mortgagor has retained the services of any broker in connection with the Loan Agreement or the loan thereunder (collectively the "Loan") and the Mortgagor shall pay and indemnify, defend and hold the Indemnified Parties (as defined in Section 5.10 of this Mortgage) harmless with respect to any commissions or fees payable to any broker relating to the Loan, the Loan Agreement and/or the Mortgaged Property;

(l) (i) the Mortgaged Property is not situated in a area requiring mandatory flood insurance coverages, (ii) no portion of the Mortgaged Property is located on or

adjacent to navigable waters, except as specifically depicted upon the Survey provided by Mortgagor to Mortgagee, and (iii) no portion of the Mortgaged Property consists of a landfill;

(m) the Mortgaged Property is not in violation of any covenants, conditions or restrictions of any kind or nature (collectively, "CCRS"), which are of record, affecting all or any part of the Mortgaged Property or any interest therein and there are no unrecorded CCRS affecting the Mortgaged Property;

(n) the Mortgaged Property or any part thereof has not suffered any casualty since the date of the appraisal delivered to the Mortgagee prior to the date hereof;

(o) the Mortgaged Property or any part thereof is not subject to purchase options or options to occupancy space or other rights in favor of third parties other than the Leases affecting the Mortgaged Property;

(p) the Land constitutes approximately 6.507 acres; and,

(r) the loan made by the Mortgagee to the Mortgagor in accordance with the Notes, this Mortgage, the Loan Agreement, and the other Loan Documents is made for the acquisition or conduct of a business or investment within the meaning ascribed to those terms under Va. Code §6.1-330.75, *et seq.*

1.3 Compliance with Laws. The Mortgagor covenants and warrants that the Mortgaged Property presently complies with and will continue to comply with all applicable restrictive covenants, applicable subdivision ordinances and building codes, all applicable health and environmental laws and regulations (except as otherwise expressly disclosed in the environmental reports which have been delivered to the Mortgagee) and all other applicable laws, rules and regulations. The foregoing covenant shall include, without limitation, the Mortgagor's compliance with the following, relative to the Mortgaged Property and terminal operations conducted thereon: (a) Virginia Conservation, Virginia Waste Management Act (Va. Code § 10.1-1400, *et seq.*); (b) Virginia State Water Control Act (Va. Code § 62.1-44.2, *et seq.)*; (c) Maritime Transportation Security Act of 2002 (46 USC § 2101, *et seq.)*; (d) Title 33, United States Code; (d) The International Convention for the Prevention of Pollution from Ships, 1973, as modified by the Protocol of 1978 relating thereto (MARPOL 73/78); and (e) all requirements and regulations of the United States Coast Guard relating to the terminal operation at or upon the Mortgaged Property and in the waterways relating thereto.

If the Mortgagor receives notice from any federal, state or governmental body that it is not in compliance with any such covenant, ordinance, code, law or regulation, the Mortgagor will provide the Mortgagee with a copy of such notice promptly.

1.4 Taxes and Other Charges.

1.4.1 Taxes and Assessments. Subject to the provisions of this paragraph 1.4, the Mortgagor shall pay promptly when due all taxes, assessments, rates, dues, charges, fees, levies, impositions, liabilities, obligations and encumbrances of every kind whatsoever now or hereafter imposed, levied or assessed upon or against the Mortgaged Property or any part thereof, by the Commonwealth of Virginia or any political subdivision thereof upon or against this Mortgage or the indebtedness evidenced by the Guaranty, or other sums secured hereby, or upon or against the interest of the Mortgagee in the Mortgaged Property, as well as all income taxes, assessments and other governmental charges levied and imposed by the United States of America or any state, municipality or other taxing authority upon or against the Mortgagor or in respect of the Mortgaged Property or any part thereof; provided, however, that the Mortgagor may in good faith, by appropriate proceeding, provided that no Event of Default shall then exist and provided same does not cause a default in any Approved Prior Encumbrance or any junior encumbrance permitted in accordance with the terms hereof (including, without limitation, payment of the asserted tax or assessments under protest if such payment must be made in order to contest such tax or assessment), contest the validity, applicability or amount of any asserted tax or assessment and pending such contest the Mortgagor shall not be deemed in default hereunder if on or before the due date of the asserted tax or assessment the Mortgagor establishes an escrow acceptable to the Mortgagee in all respects in an amount determined by the Mortgagee to be adequate to cover the payment of such tax or assessment with interest, costs and penalties and if the amount of such escrow is insufficient, to pay any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon. The Mortgagor shall pay such deficiency no later than the date such judgment becomes final. The Mortgagor hereby absolutely, and unconditionally assigns to the Mortgagee all of its right, title and interest in and to any refund of real estate taxes or other assessments ("Tax Refund") now or hereafter payable to the Mortgagor as a result of any tax contest, protest, tax certiorari proceeding ("Tax Proceeding") or otherwise. Upon the commencement of any Tax Proceeding, or if the Mortgagor shall otherwise be entitled to a Tax Refund, the Mortgagor shall cause the appropriate taxing authority to pay the Mortgagee the Tax Refund by notifying the taxing authority in writing that any Tax Refund payable in respect to the Mortgaged Property shall be paid to the Mortgagee and shall be delivered to the Mortgagee at its address set forth therein. Upon receipt of the Tax Refund by the Mortgagee, the Mortgagee shall, provided that no Event of Default shall exist, deposit the Tax Refund into a cash collateral account pursuant to a cash collateral security agreement which (a) shall provide, among other things, that upon an Event of Default, the Tax Refund plus all interest accrued thereon shall be applied by the Mortgagee in such manner as the Mortgagee shall determine and (b) shall be in all respects satisfactory to the Mortgagee. Upon the occurrence of an Event of Default, the Mortgagee shall apply the Tax Refund in such manner as the Mortgagee shall determine in its sole discretion. Copies of all real estate tax bills actually received by the Mortgagor shall be promptly sent by the Mortgagor to the Mortgagee.

1.4.2 Mechanics' and Other Liens. The Mortgagor shall not cause, permit or suffer any mechanic's, laborer's, materialman's, statutory or other lien (other than any lien for taxes not yet due) to be created upon the Mortgaged Property, unless such liens are bonded off within thirty (30) days of recording by means satisfactory to Mortgagee in its sole discretion. Such bonds shall satisfy the requirements of Va. Code § 43-70, *et seq.*

1.4.3 Taxes Affecting the Mortgagee's Interest. If any state, federal, municipal or other governmental law, order, rule or regulation, passed subsequent to the date hereof, in any manner changes or modifies existing laws governing the taxation of mortgages or debts (other than taxes imposed on the income of the Mortgagee) secured by mortgages, or the manner of collecting taxes so as to materially and adversely affect the rights of the Mortgagee as determined by the Mortgagee, the entire balance of the indebtedness evidenced by the Note, and guaranteed pursuant to the Guaranty, and all other Obligations, including, without limiting the generality of the foregoing, all obligations of the Mortgagor outstanding under the Loan Agreement and other sums secured by this Mortgage and all interest accrued thereon shall upon thirty (30) days' notice become due and payable forthwith at the option of the Mortgagee.

1.4.4 Tax Escrow. In order to secure the performance and discharge of the Mortgagor's obligations under this Paragraph 1.4.4, but not in lieu of such obligations, the Mortgagor will pay, at the Mortgagee's option (to be exercised in its sole discretion), to the Mortgagee an amount equal to one-twelfth (1/12th) of the next maturing annual ad valorem taxes, assessments and charges (which charges for purposes of this paragraph shall include, without limitation, water and sewer rents) of the nature described in paragraph 1.4.1 for each month that has elapsed since the last date to which such taxes, assessments and charges were paid; and the Mortgagor will, in addition, pay over to the Mortgagee together with each installment on the Note sufficient funds (as estimated from time to time by the Mortgagee in its reasonable discretion) to permit the Mortgagee to pay when due said taxes, assessments and charges. Upon demand by the Mortgagee, the Mortgagor shall deliver to the Mortgagee such additional monies as are reasonably required to make up any deficiencies in the amounts necessary to enable the Mortgagee to pay such taxes, assessments and similar charges. Such deposits shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of the Mortgagee, and no interest shall be payable to the Mortgagor in respect thereof. The Mortgagee shall pay when due said taxes, assessments and charges to the extent of funds received by Mortgagee from the Mortgagor. In the event of, and during the continuance of, an Event of Default, the Mortgagee may apply to the reduction of the obligations and sums secured hereby, in such manner as the Mortgagee shall determine, any amount under this Paragraph 1.4.4 remaining to the Mortgagor's credit.

1.4.5 No Credit Against the Indebtedness or the Obligations Secured Hereby. Neither the Borrower nor the Mortgagor shall claim, demand or be entitled to receive any credit against the principal or interest payable under the terms of the Note, the Guaranty, the Loan Agreement or any other Obligation or other sums that may be due thereunder or any other sums secured by this Mortgage for so much of the taxes, assessments or similar impositions assessed against the Mortgaged Property or any part thereof or that are applicable to the indebtedness and/or the obligations secured hereby or to the Mortgagee's interest in the Mortgaged Property. No deduction shall be claimed from the taxable value of the Mortgaged Property or any part thereof by reason of the Guaranty, the Note, the Loan Agreement, this Mortgage or any other Loan Document.

1.4.6 Insurance.

(a) The Mortgagor shall (i) keep the Mortgaged Property (A) insured against loss or damage by fire, lightning, windstorm, tornado and by such other further and additional risks and hazards as now are or hereafter may be covered by extended coverage and "all risk" endorsements, (B) when and to the extent reasonably required by the Mortgagee, insured against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality in which the Mortgaged Property is situated, (C) insured by a policy of business interruption and/or loss of rental insurance, (D) insured by a policy of boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment, provided that the Improvements contain equipment of such nature, and insurance against loss of occupancy or use arising from the breakdown of such machinery, and (E) during the course of any construction, renovation or repair of the Improvements, insured by a policy of builder's completed value risk insurance against "all risks of physical loss", (ii) obtain and maintain (A) comprehensive public liability insurance on an occurrence basis against claims for personal injury, including, without limitation, bodily injury, death or property damage occurring on, in or about the Mortgaged Property and the adjoining streets, sidewalks and passageways, naming the Mortgagee as an additional insured and in amounts reasonably satisfactory to the Mortgagee, and (B) worker's compensation insurance (including employer's liability insurance if requested by the Mortgagee) for all employees of the Mortgagor engaged on or with respect to the Mortgaged Property in such amounts as are required to be maintained by law, or if no amounts are established by law, then in such amounts as are reasonably satisfactory to the Mortgagee, and (iii) to the extent the Land lies within an area identified by applicable governmental authorities as an area having special flood hazards, keep the Mortgaged Property insured under a policy of flood insurance in the amount equal to the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended. Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) be noncancellable (which term shall include any reduction in the scope or limits of coverage) without at least thirty (30) days' prior written notice to the Mortgagee, (ii) except in the case of worker's compensation and comprehensive public liability insurance, be endorsed to name the Mortgagee as its interest may appear, with loss payable to the Mortgagee, without contribution, under a standard mortgagee's clause, and in the case of comprehensive public liability insurance be endorsed to name the Mortgagee as an additional named insured, (iii) in the case of property insurance provide for deductibles and contain a "Replacement Cost Endorsement", a waiver of co-insurance endorsement and a "Permission to Occupy Endorsement" all satisfactory to the Mortgagee, (iv) be written by companies having an Alfred M. Best Company, Inc. rating of A or higher and a financial size category of not less than XII, or other approved by the Mortgagee, (v) contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of the Mortgagor which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of set off, counterclaim, deduction or subrogation against the Mortgagor, (vi) be in amounts satisfactory to the Mortgagee, and (vii) otherwise be in form and substance acceptable to the Mortgagee. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by the Mortgagor or by a lessee of any part of the Mortgaged Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reason said

insurance shall become unsatisfactory to the Mortgagee in its reasonable judgment, the Mortgagor shall immediately obtain new or additional insurance satisfactory to the Mortgagee. The Mortgagor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to the Mortgagee in all respects.

(b) The Mortgagor shall not later than thirty (30) days prior to the expiration of each policy to be furnished pursuant to the provisions of this Paragraph 1.4.6, deliver a valid certificate of insurance (or if such certificate is not then available, a renewal binder) evidencing a renewed policy (or new policies marked "premium paid") upon the terms required by this Mortgage.

(c) If the Mortgagor shall be in default of its obligations to so insure or deliver any such prepaid certificate of insurance or renewal binder, then the Mortgagee, at the Mortgagee's option, unless such insurance has terminated or expired (in which case without notice) three (3) days after receipt of notice by the Mortgagor, may effect such insurance from year to year, and pay the premium or premiums therefor, and following notice from the Mortgagee that such insurance has been effected and paid for, the Mortgagor shall pay to the Mortgagee on demand such premium or premiums so paid by the Mortgagee with interest thereon from the time of payment at the Default Rate as defined in the Loan Agreement and the same shall be deemed added to the indebtedness and the obligations secured hereby and shall be secured by this Mortgage.

(d) The Mortgagor promptly shall comply with and conform to (i) all provisions of each such insurance policy and (ii) all requirements of the insurers thereunder applicable to the Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. If the Mortgagor shall use any of the Mortgaged Property in any manner which would cause the insurer to cancel any insurance policy, the Mortgagor immediately shall obtain a substitute policy satisfactory to the Mortgagee to be effective at or prior to the time of any such cancellation.

(e) If the Mortgaged Property or any portion thereof shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, and regardless of any amount of proceeds of insurance which are available to the Mortgagor, the Mortgagor shall promptly thereafter, commence and diligently pursue to completion the restoration, repair and replacement of the Mortgaged Property or any such portion thereof. The Mortgagor shall give immediate notice of any such destruction or damage to the Mortgagee who may make proof of loss if not promptly made by the Mortgagor. In the event of such loss or damage all proceeds of insurance shall be payable to the Mortgagee, and the Mortgagee is hereby authorized and empowered by the Mortgagor to settle, adjust or compromise any claims for loss, damage or destruction under any policy or policies of insurance. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to the Mortgagee. The insurance proceeds or any part thereof received by the Mortgagee shall be applied toward reimbursement of all costs and expenses incurred by the Mortgagee in collecting such proceeds

and the balance shall be applied (i) in the event of a Material Casualty (as such term is hereinafter defined), to the reduction of any indebtedness and the Obligations secured hereby in such order of priority as the Mortgagee shall determine, and (ii) in the event of a Non-Material Casualty (as such term is hereinafter defined) in the following order: (i) first, provided that no Event of Default shall then exist and subject to the terms of Section 1.4.6(i) to the restoration of the Mortgaged Property and (ii) second, in such order of priority as the Mortgagee shall determine, to the reduction of any indebtedness and any Obligations secured hereby. For the purposes of this Mortgage, the term "Material Casualty" shall mean any casualty or damage to the Mortgaged Property or any part thereof where the cost to repair and/or restore such casualty or damage, shall, as determined by the Mortgagee, be in excess of $500,000. For purposes of this Mortgage, the term "Non-Material Casualty" shall mean a casualty or damage to the Mortgaged Property or any part thereof that is not a Material Casualty.

(f) The insurance required by this Mortgage may, with the Mortgagee's consent, be effected by blanket and/or umbrella policies issued to the Mortgagor covering the Mortgaged Property and other properties (real and personal) owned or leased by the Mortgagor, provided that such policies otherwise comply with the provisions of this Mortgage and allocate to the Mortgaged Property the coverage specified from time to time by the Mortgagee, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein, and if the insurance required by this Mortgage shall be effected by any such blanket or umbrella policies, the Mortgagor shall furnish to the Mortgagee valid certificates of insurance evidencing such policies, with schedules attached thereto showing the amount of insurance afforded by such policies applicable to the Mortgaged Property.

(g) In the event of any transfer of the Mortgaged Property in accordance with the provisions hereof, including a transfer by foreclosure or deed in lieu of foreclosure, the Mortgagor hereby directs all its insurers of the Mortgaged Property to pay to the Mortgagee all such coverages, including any unearned premiums, in all insurance policies then in force with respect to the Mortgaged Property.

(h) The Mortgagor shall, at the Mortgagee's option (to be exercised in its sole discretion), pay to the Mortgagee an amount equal to one-twelfth (1/12th) of the estimated aggregate annual insurance premiums on all policies of insurance required by this Mortgage (the "Insurance Escrow") on a specified date each month. The Mortgagor shall cause all bills, statements or other documents relating to the foregoing insurance premiums to be sent or mailed directly to the Mortgagee. Upon receipt of such bills, statements or other documents, and providing the Insurance Escrow contains sufficient funds, the Mortgagee shall pay such amounts as may be due thereunder out of the Insurance Escrow. If at any time and for any reason the Insurance Escrow is or will be insufficient to pay such amounts as may then or subsequently be due, the Mortgagee shall notify the Mortgagor prior to the date on which such insurance premiums are due and the Mortgagor shall immediately deposit an amount equal to such deficiency with the Mortgagee. Notwithstanding the foregoing, nothing contained herein shall cause the Mortgagee to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of the Insurance Escrow. The Mortgagee may commingle the Insurance Escrow with its own funds and the Mortgagor shall not be entitled to interest thereon. The

Mortgagee may impound or reserve for future payment of insurance premiums such portion of such payments as the Mortgagee in its absolute discretion may deem proper. Should the Mortgagor fail to deposit with the Mortgagee sums sufficient to pay in full such insurance premiums at least ten (10) days before delinquency thereof, the Mortgagee may, at the Mortgagee's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be added to the indebtedness and the obligations secured hereby and shall be secured hereby and shall be repayable to the Mortgagee with interest thereon at the Default Rate from the date of advance thereof on demand or at the option of the Mortgagee, the Mortgagee may, without making any advance whatsoever, apply any sums held by it upon any obligation of the Mortgagor secured hereby.

(i) Restoration of the Mortgaged Property, or any portion thereof, pursuant to the provisions of this paragraph 1.4.6 shall be performed only in accordance with the following conditions:

(i) prior to the commencement of restoration, the plans and specifications for the restoration and the general contractor, major contractors and the architect (including the contracts therefor) shall have been approved by the Mortgagee;

(ii) at the time of each disbursement of the insurance proceeds (A) no default hereunder or under any other Loan Document shall then exist and (B) no mechanics' or materialmen's liens shall have been filed and remain undischarged, except those bonded, in a manner and in an amount satisfactory to the Mortgagee, while being contested and those discharged by the disbursement of the requested restoration funds;

(iii) disbursements of the insurance proceeds shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of satisfactory evidence of the stage of completion and of performance of the work in a good and workmanlike manner and in accordance with the contracts, plans and specifications;

(iv) the Mortgagee shall, at all times, be satisfied that the remaining insurance proceeds together with any deposits (to be disbursed for the purpose of such restoration) made by the Mortgagor with the Mortgagee are sufficient to complete the restoration as contemplated by the plans and specifications prepared therefor;

(v) the Mortgagee may impose such other terms and conditions as are customarily imposed by construction lenders upon borrowers having a similar financial position as then existing for the Mortgagor;

(vi) any insurance proceeds remaining after the application thereof in accordance with the provisions hereof shall be retained by the Mortgagee and applied in reduction of the indebtedness and the obligations secured hereby in such order of priority as the Mortgagee shall determine; and

(vii) all holders of Approved Prior Encumbrances and junior encumbrances permit such restoration and the Mortgagee receives satisfactory evidence of same.

1.4.7 Non-Impairment Of the Mortgagee's Rights. The provisions of paragraphs 1.4.4 and 1.4.6(h) shall not be effective so long as the holder of any Approved Prior Encumbrance is receiving in escrow from the Mortgagor amounts sufficient to pay the taxes and insurance premiums required to be paid by paragraphs 1.4.1 and 1.4.6, respectively. Nothing contained in either of said paragraphs shall be deemed to affect any right or remedy of the Mortgagee under any provision in this Mortgage or of any statute or rule of law to pay any amount required to be paid by paragraphs 1.4.1 and 1.4.6 and to add the amount so paid together with interest at the Default Rate to the indebtedness and the Obligations hereby secured. Although the Mortgagee intends to use its best efforts to make such payments in a timely fashion, the arrangements provided for in paragraphs 1.4.4 and 1.4.6 are solely for the added protection of the Mortgagee and entail no responsibility on the Mortgagee's part beyond the allowing of due credit, without interest, for sums actually received by it. Upon assignment of this Mortgage, any funds on hand shall be turned over to the assignee hereof and any responsibility of the Mortgagee with respect thereto shall terminate.

1.5 Condemnation. The Mortgagee shall be entitled to all condemnation awards, damages, claims, rights of action and proceeds of, or on account of, and damage or taking through condemnation and is hereby authorized, at its option, to commence, appear in and claim in connection therewith. All such condemnation awards, damages, claims, rights of action and proceeds, and any other payments of relief, and the right thereto, are included in the Mortgaged Property and the Mortgagee, after deducting therefrom all its expenses including reasonable attorneys' fees, shall apply the same, in such manner as the Mortgagee shall determine, to the reduction of the obligations and sums secured hereby. Any balance of such monies then remaining shall be paid to the Mortgagor. The Mortgagor agrees to execute such further assignments of any condemnation awards, damages, claims, rights of action and proceeds as the Mortgagee may require. Notwithstanding any such condemnation, the Mortgagor shall continue to pay all of its Obligations.

1.6 Care of Mortgaged Property.

(a) The Mortgagor shall preserve and maintain the Mortgaged Property in good condition and repair. The Mortgagor shall not permit, commit or suffer any waste, impairment or deterioration of the Mortgaged Property or of any part thereof, and will not take any action which will increase the risk of fire or other hazard to the Mortgaged Property or to any part thereof.

(b) No part of the Mortgaged Property shall be removed, demolished or altered, without the prior written consent of the Mortgagee. Notwithstanding the preceding sentence, the Mortgagor shall have the right, without such consent, to remove and dispose of free from the lien of this Mortgage any part of the Mortgaged Property as from time to time may become worn out or obsolete, provided that either simultaneously with or prior to such removal, any such mortgaged property shall be replaced with other mortgaged property of equal utility and of a value at least equal to that of the replaced equipment when first acquired and free from any security interest of any other person and by such removal and replacement the Mortgagor shall be deemed to have subjected such replacement mortgaged property to the lien of this Mortgage.

(c) The Mortgagee may enter upon and inspect the Mortgaged Property at any reasonable time upon reasonable prior notice, which may be given in writing or by telephone during the life of this Mortgage.

1.7 Further Assurances. At any time and from time to time, upon the Mortgagee's request, the Mortgagor shall make, execute and deliver, or cause to be made, executed and delivered, to the Mortgagee and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled at such time and in such offices and places as shall be deemed desirable by the Mortgagee, any and all such further mortgages, instruments of further assurance, certificates and other documents as the Mortgagee may consider necessary or desirable in order to effectuate, complete or perfect, or to continue and preserve the obligations of the Mortgagor under the Guaranty, the Note, the Loan Agreement and this Mortgage, and the lien of this Mortgage as a lien upon all of the Mortgaged Property, whether now owned or hereafter acquired by the Mortgagor subject only to the Approved Prior Encumbrances, and unto all and every person or persons deriving any estate, right, title or interest under this Mortgage or the power of sale herein contained. Upon any failure by the Mortgagor to do so, the Mortgagee may make, execute, record, file, re-record or refile any and all such mortgages, instruments, certificates and documents for and in the name of the Mortgagor, and the Mortgagor hereby irrevocably appoints (which appointment is coupled with an interest and with full power of substitution) the Mortgagee the agent and attorney-in-fact of the Mortgagor to do so; and the Mortgagor shall reimburse the Mortgagee, on demand, for all costs and expenses (including reasonable attorneys' fees) incurred by the Mortgagee in connection therewith, such amount being added to the indebtedness and the obligations secured hereby.

1.8 Security Agreement and Financing Statements. The Mortgagor (as Debtor) hereby grants to the Mortgagee (as Creditor and Secured Party) a continuing security

interest in all fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever constituting part of the Mortgaged Property, subject only to the Approved Prior Encumbrances.

The Mortgagor shall execute any and all such documents, as the Mortgagee may request, to preserve and maintain the priority of the lien created hereby on property which may be deemed personal property or fixtures, and the Mortgagor shall pay to the Mortgagee on demand any expenses (including reasonable attorneys' fees) incurred by the Mortgagee in connection with the preparation, execution and filing of any such documents. The Mortgagor hereby authorizes and empowers the Mortgagee to execute and file, on its behalf, and to file without signature all Financing Statements and refilings and continuations thereof as the Mortgagee deems necessary or advisable to create, preserve and protect said lien. When and if the Mortgagor and the Mortgagee shall respectively become the Debtor and Secured Party in any Uniform Commercial Code Financing Statement affecting the Mortgaged Property, this Mortgage shall be deemed a security agreement as defined in said Uniform Commercial Code and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be (a) as prescribed herein, (b) by general law, or (c) as to such part of the security which is also reflected in said Financing Statement by the specific statutory consequences now or hereafter enacted and specified in the Uniform Commercial Code, all at the Mortgagee's sole election.

Inasmuch as the parties intend that this Mortgage shall, among other things, constitute a fixture filing, Mortgagor sets forth the following:

(a) The Debtor is REGIONAL ENTERPRISES, INC., a Virginia corporation, having an address at 410 Water Street, Hopewell, VA 23860, and whose Virginia organizational number is 0680371-2;

(b) The Secured Party is RZB Finance LLC, whose address is 1133 Avenue of the Americas, New York, NY 10036;

(c) The collateral includes fixtures which are or shall be affixed to the Land; and

(d) The record owner of the Land is REGIONAL ENTERPRISES, INC., a Virginia corporation.

The Mortgagor and the Mortgagee agree that the filing of a Financing Statement in the records normally having to do with personal property shall never be construed as in anywise derogating from or impairing the express declaration and intention of the parties hereto, hereinabove stated, that everything used in connection with the production of income from the Mortgaged Property and/or adapted for use therein and/or which is described or reflected in this Mortgage is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate encumbered by this Mortgage irrespective of whether (a) any such lien is physically attached to the Improvements, (b) serial numbers are used for the better identification of certain equipment items capable of being thus

identified in a recital contained herein or in any list filed with the Mortgagee, or (c) any such item is referred to or reflected in any such Financing Statement so filed at any time. Similarly, the mention in any such Financing Statement of (i) rights in or to the proceeds of any fire and/or hazard insurance policy, (ii) any award in eminent domain proceedings for a taking or for loss of value, or (iii) the Mortgagor's interest as lessor or lessee in any present or future lease or rights to income growing out of the use and/or occupancy of the Mortgaged Property mortgaged hereby, whether pursuant to lease or otherwise, shall never be construed as in anywise altering any of the rights of the Mortgagee as determined by this instrument or impugning the priority of the Mortgagee's lien granted hereby or by any other recorded document, but such mention in the Financing Statement is declared to be for the protection of the Mortgagee in the event any court or judge shall at any time hold with respect to clauses (i), (ii) and (iii) above that notice of the Mortgagee's priority of interest to be effective against a particular class of persons, including, but not limited to, the Federal government and any subdivisions or entity of the Federal government, must be filed in the Uniform Commercial Code records.

1.9 Assignment of Leases and Rents. The assignments contained in paragraphs (E) and (F) of the granting clause of this Mortgage shall be fully operative without any further action on the part of either party hereto and specifically the Mortgagee shall be entitled, at its option, upon the occurrence of an Event of Default hereunder, to all rents, income, lease termination, cancellation and/or surrender fees and other benefits from the Mortgaged Property whether or not the Mortgagee takes possession of the Mortgaged Property, subject to the rights of the holders of the Approved Prior Encumbrances. The Mortgagor hereby further grants to the Mortgagee the right, at the Mortgagee's option, upon the occurrence of an Event of Default hereunder (a) to enter upon and take possession of the Mortgaged Property (i) as lessee under the Land Lease and/or (ii) for the purpose of collecting said rents, income and other benefits of the leases referred to in Clause (ii) of Paragraph (E) of the granting clause of this Mortgage, (b) to dispossess by the usual summary proceedings any tenant under any lease referred to in Clause (ii) of Paragraph (E) of the granting clause of this Mortgage where such tenant defaults in the payment thereof to the Mortgagee, (c) to let the Mortgaged Property or any part thereof, and (d) to apply said rents, income and other benefits, after payment of all charges and expenses incurred by the Mortgagee, on account of the indebtedness, the obligations and other sums secured hereby. Such assignment and grant shall continue in effect until the Loan, the Guaranty, the obligations under the Loan Agreement and other Obligations secured hereby are paid, the execution of this Mortgage constituting and evidencing the irrevocable consent of the Mortgagor to the entry upon and taking possession of the Mortgaged Property by the Mortgagee pursuant to such grant, whether or not foreclosure has been instituted. Neither the exercise of any rights under this paragraph by the Mortgagee nor the application of any such rents, income or other benefit to the indebtedness, the obligations and other sums secured hereby, shall cure or waive any default or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies.

1.10 After Acquired Property. To the extent permitted by and subject to applicable law, the lien of this Mortgage will automatically attach, without further act, to all after acquired mortgaged property located in or on, or attached to, or used or intended to be used in connection with, or with the operation of, the Mortgaged Property or any part thereof.

1.11 Leases Affecting The Mortgaged Property. (a) The Mortgagor represents that (i) the schedule of leases delivered by the Mortgagor to the Mortgagee is a true, correct and a complete schedule of all Leases affecting the Mortgaged Property, (ii) all such Leases are presently in full force and effect, and (iii) no default exists under any of such Leases. Mortgagor shall not suffer or permit the Land Lease expire or terminate or be terminated under any circumstance. As relates to the leases referred to in Clause (ii) of Paragraph (E) of the granting clause of this Mortgage, if any such lease shall expire or terminate or any new lease shall be made, the Mortgagor shall notify the Mortgagee promptly in order that at all times the Mortgagee shall have a current list of all leases affecting the Mortgaged Property. The assignments contained in paragraphs (E) and (F) of the granting clause of this Mortgage shall not be deemed to impose upon the Mortgagee any of the obligations or duties of the Mortgagor provided in any such lease (including, without limitation, any liability under the covenant of quiet enjoyment contained in any lease in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Mortgaged Property or any part thereof), and the Mortgagor shall comply with and observe its obligations as lessee or tenant under the Land Lease, as landlord under all other leases affecting the Mortgaged Property or any part thereof. The Mortgagor, if required by the Mortgagee, shall furnish promptly to the Mortgagee copies certified by the Mortgagor or originals of all such Leases now existing and all leases hereafter created. The Mortgagor shall not enter into any lease with respect to any portion of the Mortgaged Property without the prior written consent of the Mortgagee. The Mortgagor shall not, without the express prior written consent of the Mortgagee, amend, modify, terminate, extend, subordinate, accelerate the payment of rent as to, or change the terms of any renewal option of the Land Lease or any other Lease in effect with respect to the Mortgaged Property now existing or any other lease hereafter created, or permit or suffer an assignment or sublease. The Mortgagor shall not accept payment of rent under any lease referred to in Clause (ii) of Paragraph (E) of the granting clause of this Mortgage more than one (1) month in advance excluding security deposits, without the prior written consent of the Mortgagee. All leases referred to in Clause (ii) of Paragraph (E) of the granting clause of this Mortgage and all leases hereafter entered into that affect the Mortgaged Property shall provide for the giving by lessees under such leases of estoppel certificates with respect to the status of such leases and such other matters as the Mortgagee may reasonably request, and the Mortgagor shall exercise its right under such leases to request such estoppel certificates within five (5) days of any demand made therefor by the Mortgagee.

(b) With respect to the assignments contained in paragraphs (E) and (F) of the granting clause of this Mortgage, the Mortgagor shall, from time to time upon request of the Mortgagee, specifically assign to the Mortgagee as additional security hereunder, by an instrument in writing in such form as may be approved by the Mortgagee, all right, title and interest of the Mortgagor in and to any and all Leases now on or affecting the Mortgaged Property as well as all leases hereafter on or affecting the Mortgaged Property, together with, in the case of each and all of the foregoing, all security therefor and all rents payable thereunder, subject to the conditional permission hereinabove given to the Mortgagor, as relates to the leases referred to in Clause (ii) of Paragraph (E) of the granting clause of this Mortgage, to collect the

rentals under any such lease and subject further to the rights of the holders of the Approved Prior Encumbrances. The Mortgagor shall also execute and deliver to the Mortgagee any notification, Financing Statement or other document reasonably required by the Mortgagee to perfect the foregoing assignment as to any such lease. The provisions of this paragraph 1.11 shall be subject to the provisions of said paragraphs (E) and (F).

1.12 Expenses. The Mortgagor will pay when due and payable all reasonable costs and expenses including appraisal fees, recording fees and commissions, abstract fees, title policy fees, escrow fees, attorneys' fees, fees of inspecting architect(s) and engineer(s) and all other costs and expenses of every character which have been incurred or which may hereafter be incurred by the Mortgagee and/or any takeout mortgagee in connection with the issuance of its commitment, the preparation and execution of the Loan Documents including any amendment or modification thereof, the funding of the Loan, the enforcement of this Mortgage and the other Loan Documents, including, without limitation, reasonable attorneys' fees in any action for the foreclosure of this Mortgage, and the collection of the Guaranty, and the enforcement of the obligations of the Mortgagor under the Guaranty; and the Mortgagor will, upon demand by the Mortgagee, reimburse the Mortgagee or any takeout mortgagee for all such reasonable expenses which have been incurred or which shall be incurred by it; and the Mortgagor will indemnify and hold harmless the Mortgagee from and against, and reimburse it for all claims, demands, liabilities, losses, damages, judgments, penalties, costs, and expenses (including, without limitation, attorneys' fees) which may be imposed upon, asserted against, or incurred or paid by the Mortgagee by reason of, on account of or in connection with any bodily injury or property damage occurring in or upon or in the vicinity of the Mortgaged Property through any cause whatsoever or asserted against the Mortgagee or the Mortgagor on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Mortgaged Property, or with this Mortgage or any of the indebtedness evidenced by the Guaranty, or any of the obligations under the Loan Agreement. All amounts and obligations incurred or paid by the Mortgagee under this Paragraph 1.12, after the occurrence of an Event of Default, together with interest thereon at the **Default Rate** from the date incurred until paid by the Mortgagor, shall be added to the indebtedness and obligations secured hereby and shall be secured by the lien of this Mortgage.

1.13 The Mortgagee's Performance of Defaults. If the Mortgagor defaults in the payment of any tax, assessment, encumbrance or other imposition, in its obligation to furnish insurance hereunder, or in the performance or observance of any other covenant, condition or term in this Mortgage, the Guaranty or in any other Loan Document, the Mortgagee may, to preserve its interest in the Mortgaged Property, perform or observe the same, and all payments made (whether such payments are regular or accelerated payments) and costs and expenses incurred or paid by the Mortgagee in connection therewith shall become due and payable immediately. The amounts so incurred or paid by the Mortgagee, together with interest thereon at the **Default Rate** from the date incurred until paid by the Mortgagor, shall be added to the indebtedness and the obligations secured hereby and shall be secured by the lien of this Mortgage. The Mortgagee is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such

defaulted covenant, condition or term, without thereby becoming liable to the Mortgagor or any person in possession holding under the Mortgagor.

1.14 Books and Records. The Mortgagor shall keep and maintain at all times at its principal place of business complete, true and accurate books of accounts and records reflecting the results of the operation of the Mortgaged Property. The Mortgagor shall also furnish such financial information as set forth in the Guaranty and the Loan Agreement or as the Mortgagee may reasonably require. The Mortgagee and its designated agents shall have the right to inspect the Mortgagor's books with respect to the Mortgaged Property at all reasonable times and with reasonable notice.

1.15 Estoppel Affidavits. The Mortgagor or the Mortgagee, within ten (10) days after written request from the other but not more than three (3) times in any twelve (12) month period, shall furnish a written statement, duly acknowledged, setting forth the unpaid principal of and interest on the Guaranty and the amount of any outstanding Obligations and any other unpaid sums secured hereby, whether (in connection with the Mortgagee only, to the knowledge of the Mortgagee) any defaults exist with respect to such executing party, and, with respect to the Mortgagor only (i) whether or not any offsets, defenses or counterclaims exist against the payment of such principal and interest on the Note or the other Obligations secured hereby or other sums and (ii) such other matters as the Mortgagee shall reasonably require.

1.16 Use of Mortgaged Property. The Mortgagor covenants that the Mortgaged Property will only be used for the purpose of operating a terminal facility, and the Mortgagor shall not suffer or permit the Mortgaged Property or any portion thereof, to be used by the public, as such, without restriction or in such manner as might reasonably tend to impair the Mortgagor's title to the Mortgaged Property or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Mortgaged Property or any portion thereof. The Mortgagor shall not use or permit the use of the Mortgaged Property or any portion thereof for any purpose, other than as set forth above, which in the reasonable opinion of the Mortgagee would adversely affect the then value or character of the Mortgaged Property or any part thereof.

Mortgagor shall, at its sole cost and expense, obtain and maintain all permits, building permits, approvals, regulatory approvals, bonds, licenses and other authorizations required by all applicable and required federal, state and local governmental or public authorities, including without limitation the requirements of (a) Virginia Conservation, Virginia Waste Management Act (Va. Code § 10.1-1400, *et seq.*); (b) Virginia State Water Control Act (Va. Code § 62.1-44.2, *et seq.);* (c) Maritime Transportation Security Act of 2002 (46 USC § 2101, *et seq.)*; (d) Title 33, United States Code; (d) The International Convention for the Prevention of Pollution from Ships, 1973, as modified by the Protocol of 1978 relating thereto (MARPOL 73/78); and (e) all requirements and regulations of the United States Coast Guard relating to the terminal operation at or upon the Mortgaged Property and in the waterways relating thereto for the operation, maintenance, repair and replacement of a terminal and shipping facility at or upon the Mortgaged Property by or for Mortgagor ("Permits & Approvals") and, upon request, shall promptly furnish to the Mortgagee copies of all such Permits & Approvals. Further, the Mortgagor hereby collaterally

assigns to the Mortgagee as additional collateral the Mortgagor's entire interest, right and title in and to the Permits and & Approvals as a condition of the Loan.

1.17 Prior Liens. In the event that the Mortgaged Property or any part thereof is now subject to an Approved Prior Encumbrance, the Mortgagor shall: (a) pay the principal, interest and all other sums secured thereby no later than their due date, either directly to the holder of the Approved Prior Encumbrance or, at the election of the Mortgagee to be exercised after the occurrence of an Event of Default, to the Mortgagee for remittance to the holder of the Approved Prior Encumbrance, and will comply with all of the other terms, covenants and conditions thereof, (b) if requested in writing hereafter by the Mortgagee, produce to the Mortgagee from time to time no less than three (3) days prior to the due date of the installments of principal, interest and other sums payable thereon, receipts or other evidence of payment thereof satisfactory to the Mortgagee, unless the Mortgagee shall have required that such payments be made to the Mortgagee in accordance with clause (a) hereof, (c) not enter into any modification, amendment, agreement or arrangement with respect to an Approved Prior Encumbrance without the prior written consent of the Mortgagee, expressly including, but not in limitation of the foregoing, any such modification, amendment, agreement or arrangement pursuant to which the Mortgagor is granted any forbearance or indulgence (as to time or amount) in the payment of any principal, interest or other sums due in accordance with the terms and provisions of the Approved Prior Encumbrance, (d) use its best efforts to obtain the agreement of the holder from time to time of any such Approved Prior Encumbrance to send the Mortgagee copies of all notices relating to such Approved Prior Encumbrance, and (e) notify the Mortgagee promptly of the receipt of any notice given by the holder of any Approved Prior Encumbrance.

1.18 Use of the Mortgagee's Name. The Mortgagor shall not use the Mortgagee's name or the name of any person, firm or corporation controlling, controlled by or under common control with the Mortgagee in connection with any of the Mortgagor's activities, except as such use may be required by applicable law or regulation of any governmental body, or by any financing institution with which the Mortgagor may be doing business.

1.19 Certain Additional Covenants Relating to Land Lease. The Mortgaged Property includes in part the Mortgagor's interests in and to the following leases: (a) Lease dated January 1, 2003 between Norfolk Southern Railway Company as landlord and Regional Enterprises, Inc. as tenant for the lease of approximately 3.13 acres; And, (b) Siding Lease Agreement dated August 21, 2003 between Norfolk Southern Railway Company as landlord and Regional Enterprises, Inc. as tenant for the lease of certain rail track siding described therein. The leases described in the foregoing items (a) and (b), each as amended from time to time, are sometimes collectively referred to as the "Land Lease." Mortgagor expressly agrees that if Mortgagor shall, at any time prior to payment in full of the Obligations and other indebtedness and obligations secured hereby, acquire fee simple title or any other greater estate to the Mortgaged Property described in whole or in part in this Mortgage and subject to such leasehold interest, then the lien of this Mortgage shall attach to, extend to, cover and be a lien upon such fee simple title or such greater estate.

Mortgagor shall: (a) pay all rent reserved by the Land Lease as the same becomes

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due and payable; (b) promptly perform and observe all of the other covenants, agreements, obligations and conditions required to be performed or observed by the Lessee or Tenant under the Land Lease, and do all things necessary to preserve and keep unimpaired its rights thereunder; (c) promptly notify Mortgagee in writing of the exercise of any options to renew, extend or purchase under the Land Lease, or of the commencement of a proceeding under the federal bankruptcy laws by or against the Lessor or Landlord under the Land Lease; (d) in case any proceeds of insurance upon the Property or any part thereof are deposited with any person other than Mortgagee pursuant to the requirements of the Land Lease or the Obligations, promptly notify Mortgagee in writing of the name and address of the person with whom such proceeds have been deposited and the amount so deposited; (d) promptly notify Mortgagee in writing of (i) any default under the Land Lease by any party thereto, including, without limitation, Mortgagor, (ii) the nature of any default and the steps being taken to cure said default, and (iii) any action taken or threatened to be taken by any party to the Land Lease on account of the default; and, (e) shall keep and maintain the Land Lease in full force and effect during the entire term of the Loan.

If the Mortgagor shall fail promptly to perform or observe any of the terms, covenants or conditions required to be performed or observed by the Lessee or Tenant under the Land Lease, the Mortgagee may, but shall not be obligated to, take such action, subject to the terms and conditions set forth herein, as is appropriate to pay any sums or cause such terms, covenants or conditions promptly to be performed or observed on behalf of the Mortgagor to the end that the rights of the Mortgagor, as Lessee or Tenant in, to and under the Land Lease shall be kept unimpaired and free from default but no such action by the Mortgagee shall release the Mortgagor from any of its obligations under this Mortgage, the Guaranty, the Loan Agreement, any of the other Loan Documents or the Land Lease.

Notwithstanding the fact that any grace periods applicable to Mortgagor under the Land Lease have or have not expired, upon receipt by the Mortgagee from the Lessor or Landlord under the Land Lease of any notice of default thereunder by the Mortgagor, the Mortgagee may rely thereon and if (i) the default relates to a matter which is independently required under the Mortgage or (ii) the Mortgagee's collateral is in immediate jeopardy or (iii) the Mortgagor fails upon request to advise forthwith the Mortgagee of the action it intends to take to cure the default or (iv) the Mortgagee acting reasonably deems the action or proposed to be taken by Mortgagor to cure such default is inappropriate, then the Mortgagee may take any action as aforesaid to cure such default, including, but not limited to, the payment of any sums and the performance of any acts even though the existence of such default or the nature thereof be questioned or denied by the Mortgagor or by any party on behalf of the Mortgagor. In any such event, the Mortgagee and any person designated by the Mortgagee shall have, and each of them is hereby granted, the right to enter upon the Mortgaged Property at any time and from time to time for the purpose of taking any such action and the right, in Mortgagee's sole discretion, to contact, negotiate and settle with the Lessor or Landlord and other parties to the Land Lease. If the Lessor or Landlord under the Land Lease shall deliver to the Mortgagee a copy of any notice of default sent by said Lessor or Landlord to the Mortgagor, as Lessee or Tenant under the Land Lease, such notice shall constitute full protection to the Mortgagee for any action taken or omitted to be taken by the Mortgagee, in good faith, in reliance thereon. Any sums that are advanced by the Mortgagee for

the purposes of keeping the Land Lease in good standing, unimpaired and/or free from default shall be added to the indebtedness secured by this Mortgage, shall bear interest at the Default Rate set forth in the Loan Agreement and shall be immediately due and payable.

The Mortgagor shall not, in any event, including the bankruptcy, reorganization or insolvency of the Lessor or Landlord under the Land Lease, (i) surrender nor permit the Land Lease or any leasehold estate and interest therein to be surrendered, nor terminate, cancel or acquiesce in the rejection of the Land Lease; or (ii) modify, change, supplement, alter or amend the Land Lease in any respect, either orally or in writing. The Mortgagor does hereby expressly release, assign, relinquish and surrender unto the Mortgagee all its right, power and authority to surrender, terminate, cancel, acquiesce in the rejection of, modify, change, supplement, alter or amend the Land Lease in any respect, either orally or in writing, at any time, including in the event of the bankruptcy, reorganization or insolvency of the Lessor or Landlord under the Land Lease and any attempt on the part of the Mortgagor to exercise any such right without the consent of the Mortgagee shall be null and void.

The Mortgagor shall give the Mortgagee prompt notice of the commencement of any litigation or arbitration proceeding relating to or arising in connection with the Land Lease. Mortgagee shall have the right to intervene and participate in any such proceeding and the Mortgagor shall confer with the Mortgagee and its attorneys and experts and cooperate with them to the extent the Mortgagee deems reasonably necessary for the protection of the Mortgagee. If at the time any such proceeding shall be commenced, (x) an Event of Default hereunder shall have occurred and be continuing (or an event or circumstance shall have occurred, which, with the passage of time or the giving or notice or both, might constitute an Event of Default hereunder), or (y) the Mortgagor shall have received notice from the Lessor or Landlord under the Land Lease that the Mortgagor is in default thereunder, the Mortgagee shall have, and is hereby granted, to the extent that Mortgagor shall have the legal right to so grant, the sole and exclusive right to designate and appoint on behalf of the Mortgagor the arbitrator(s) in such proceeding.

The Mortgagor shall, from time to time, within three (3) business days following demand by Mortgagee, request from the Lessor or Landlord under the Land Lease an estoppel certificate in form requested by Mortgagee, and Mortgagor shall deliver such certificate to the Mortgagee forthwith following its receipt thereof.

Mortgagor shall duly exercise each options to renew the Land Lease not later than forty-five (45) days prior to the deadline for so exercising such option and Mortgage, and Mortgagor shall furnish written evidence of such exercise and of the receipt of the exercise notice by the Lessor or Landlord under the Land Lease, not later than thirty (30) days prior to the deadline for so exercising such option, and if Mortgagor shall fail fulfill either of such obligations within the time stated above, then Mortgagee shall have and is hereby granted the absolute right at its option, but not the obligation, to exercise any or all of such options to renew for and on behalf of Mortgagor. In furtherance of the foregoing, Mortgagor does hereby nominate, constitute and appoint Mortgagee as Mortgagor's attorney in fact, with full power of substitution, giving and granting unto Mortgagee and its successors, assigns and/or designee, full

power and authority, to the exclusion of Mortgagor, to exercise any and all renewal options under the Land Lease for and on behalf of Mortgagor. This power of attorney shall be deemed to be coupled with an interest and shall not be revocable or terminable under any circumstances without the express prior written consent of Mortgagee.

Unless Mortgagee shall otherwise expressly consent in writing, the title to the property demised by the Land Lease and the leasehold estate thereunder shall not merge, but shall always remain separate and distinct, notwithstanding the union of such estates either in Mortgagor or in a third person by purchase or otherwise.

ARTICLE TWO
DEFAULTS

2.1 Event of Default. The term "Event of Default", wherever used in this Mortgage, shall mean any one or more of the following events:

(a) The occurrence of an "Event of Default" under and as defined in the Loan Agreement or the occurrence of any demand by the Mortgagee of payment under the Guaranty by the Mortgagor.

(b) If (i) there shall be a Material Casualty or (ii) all or any material part of the Mortgaged Property shall be damaged or taken through condemnation (which term when used herein shall include any damage or taking by any governmental authority or any other authority authorized by the laws of the state where the Land is located or the United States of America to so damage or take, and any transfer by private sale in lieu thereof), either temporarily for a period in excess of thirty (30) days, or permanently.

(c) The occurrence of a default under any Approved Prior Encumbrance or under any other encumbrance (including junior encumbrances) affecting all or any portion of the Mortgaged Property beyond any applicable notice or grace period, or any other event permitting acceleration of the maturity of any indebtedness secured thereby or any other such default or event with respect to any other indebtedness of the Mortgagor to the Mortgagee. The Mortgagor shall promptly notify the Mortgagee in writing of the occurrence of any such default or event.

(d) If any easement over, across, under or otherwise affecting the Mortgaged Property or any portion thereof shall be granted or released without the Mortgagee's prior written consent.

(e) If electric, gas, sewer, water facilities and any other necessary utilities are not at all times available in sufficient capacity to service the Mortgaged Property satisfactorily as determined by the Mortgagee.

(f) If the Mortgaged Property or any part thereof is sold, pledged, hypothecated or in any manner encumbered or conveyed (by operation of law or otherwise), or any lease is entered into, without the prior written consent of the Mortgagee.

(g) If (i) without the Mortgagee's prior written consent, the Land Lease, any Lease or any other lease affecting the Mortgaged Property shall be unenforceable, terminated prior to its scheduled expiration (except, as related to the leases referred to in Clause [ii] of Paragraph [E] of the granting clause of this Mortgage, if any such lease is terminated due to the tenant's default thereunder and the Mortgagee is informed of such default and the Mortgagor diligently prosecutes its remedies under such lease), modified, amended, extended, subordinated or the payment of rent is accelerated with respect to the Land Lease or any other lease or the terms of any renewal option of the Land Lease or any other lease is changed, (ii) without the Mortgagee's prior written consent, any tenant under any lease affecting the Mortgaged Property makes a sublease of any portion of the Improvements or makes an assignment of its lease (iii) any tenant of the Mortgaged Property vacates or threatens in writing to vacate the Mortgaged Property due to a default by the Mortgagor under its lease with such tenant, (iv) any default or event of default shall occur under the Land Lease which (in the event there is any cure period therefor) shall not have been cured at least ten (10) days prior to the expiration of any applicable cure period, (v) the lessor under the Land Lease exercises any right of recapture thereunder, or (vi) the Mortgagor exercises any right of recapture under any Lease or other lease affecting the Mortgaged Property, without the prior written consent of the Mortgagee.

Provided, however, notwithstanding anything in the Loan Documents to the contrary, termination or cancellation of the Land Lease shall not constitute an Event of Default hereunder if such termination of cancellation results from the Closing of the Norfolk Southern matter (as such term is defined in the Merger Agreement) and in connection therewith the mortgagor shall have complied with all of the provisions of Section 5.13(A) of the Loan Agreement at the time required therein.

ARTICLE THREE
<u>REMEDIES</u>

3.1 <u>Acceleration of Maturity etc</u>. If an Event of Default shall have occurred, the Mortgagee and/or Trustee may, at its option to be exercised in its sole discretion, declare the outstanding principal amount of the Obligations under the Guaranty, the Note and the Loan Agreement and all other sums secured hereby, to be due and payable immediately, and upon such declaration such principal and interest and obligations and other sums shall immediately become due and payable without demand or notice, except such notice as may be required by the Guaranty, the Note and/or the Loan Agreement. In addition, and without limitation, the Mortgagee and/or Trustee may proceed to protect and enforce its rights under the Guaranty, the Note, this Mortgage, the Loan Agreement and this Mortgage by foreclosure proceedings as against all or any part of the Mortgaged Property, without regard to the situs of such property, or by other suit in equity, action at law or other appropriate proceedings, including actions for the specific performance of any covenant or agreement contained in this Mortgage, in the Guaranty,

the Note, the Loan Agreement or any other Loan Document or in aid of the exercise of any power granted in this Mortgage or in the Guaranty, the Note, the Loan Agreement or any other Loan Documents, or may proceed in any other manner to enforce the payment of the Guaranty, the Note, the Loan Agreement or any other Loan Documents and any other legal or equitable right of the Mortgagee, except as may be hereinafter specifically limited.

3.2 The Mortgagee's Power of Enforcement. (A) If an Event of Default shall have occurred, the Mortgagee may, either with or without entry or taking possession as herein provided or otherwise, and without regard to whether or not the indebtedness, the obligations and other sums secured hereby shall be due and without prejudice to the right of the Mortgagee thereafter to bring an action of foreclosure or any other action for any default existing at the time such earlier action was commenced by any appropriate action or proceeding: (a) except as may be hereinafter specifically limited, enforce payment of the Guaranty, the Note or the obligations under the Loan Agreement or the performance of any term hereof or any other right, or (b) institute an action or nonjudicial auction of mortgage foreclosure on this Mortgage, as set forth herein or institute other proceedings according to law for the foreclosure hereof, and may prosecute the same to judgment, execution and sale for the collection of all indebtedness and obligations secured hereby, (c) sell the Mortgaged Property or any part thereof and pursuant to "power of sale" or other procedures provided by applicable law, and all estate, right, title, interest, claim and demand therein, and right of redemption thereof, at one or more sales as an entity or in parcels, and at such time and place upon such terms and after such notice thereof as may be required or permitted by law, (d) exercise in respect of the Mortgaged Property consisting of personal property or fixtures, or both, all of the rights and remedies available to a secured party upon default under the applicable provisions of the Uniform Commercial Code in effect in the state in which the Mortgaged Property is located, or (e) to pursue any other remedy available to it. The Mortgagee shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as the Mortgagee may determine.

(B) Foreclosure Against Property. Mortgagee and/or Trustee may foreclose the Mortgage in accordance with applicable laws and rules of court. Any sale conducted upon foreclosure of the Mortgage shall be held at the front door of the Circuit courthouse for the County or City in which the Mortgaged Property is located, or on the Mortgaged Property, or at such other place as similar sales are then customarily held in such County or City, provided that the actual place of sale shall be specified in the notice of sale. Any nonjudicial foreclosure of this Mortgage shall be conducted in compliance with the provisions of Va. Code § 55-59, *et seq.* The proceeds of any sale under this section shall be applied first to the fees and expenses of the Trustee or authorized officer conducting the sale, and then to the reduction or discharge of the obligations secured hereby in such order as provided in the Loan Agreement or, if not so provided, as determined by the Mortgagee in its sole discretion, but in compliance with the requirements of applicable law. At the conclusion of any foreclosure sale, the Trustee or authorized officer who conducted such sale shall, upon request, execute and deliver an appropriate deed to the purchaser, and such deed shall operate to divest Mortgagor and all persons claiming under Mortgagor of all right, title and interest, whether legal or equitable, in the property described in the deed. Nothing in this section dealing with foreclosure procedures or specifying particular actions to be taken by Mortgagee or by any judicial officer shall be deemed

to contradict or add to the requirements and procedures now or hereafter specified by Virginia law, and any such inconsistency shall be resolved in favor of Virginia law applicable at the time of foreclosure.

Any foreclosure auction of the Mortgaged Property shall be made in accordance with the provisions of Va. Code §§55-59; 55-59.1; 55-59.2; 55-59.3; 55-59.4; and, 55-63, *et seq.* (1950, as amended), or other applicable general local laws of the Commonwealth of Virginia and/or judicial rules of procedure relating to the foreclosure of deeds of trust, either by strict foreclosure or foreclosure by sale, foreclosure by judicial sale, or in part by each such method. Any sale of the Mortgaged Property may be made after advertising the time, terms and place of sale once a week for four consecutive weeks in a weekly or daily newspaper, as the case may be, which is published in, or has a general circulation in, the county or city wherein the Mortgaged Property is situated, at the discretion of the Trustee. Any such sale may be made by the payment of cash upon settlement of the sale or upon such terms, including requirement of a bid deposit, payment terms, or otherwise as the Trustee may deem necessary, proper or advisable, except as specifically limited by applicable law or court rule. Any such sale may be of the entire Mortgaged Property or any portion of the Mortgaged Property as the Trustee, in his sole and absolute discretion, deems necessary, proper, or convenient including any leasehold interests independent of the fee simple interest in the Land (without releasing any liens with respect to the balance of the Mortgaged Property and the rights attendant thereto). Any Trustee may act relative to any foreclosure sale referenced above or authorized by law. The Mortgaged Property conveyed hereby shall constitute security for the Loan to the full extent of the value of the Mortgaged Property without limitation and without regard to the value upon which any state, city, or county recordation taxes have been computed and/or paid

3.3 <u>The Mortgagee's Rights to Enter and Take Possession, Operate and Apply Income.</u>

(a) If an Event of Default shall have occurred (i) the Mortgagor upon demand of the Mortgagee and/or Trustee, shall forthwith surrender to the Mortgagee and/or Trustee the actual possession and if and to the extent permitted by law, the Mortgagee itself, and/or Trustee, or by such officers or agents as it may appoint, may enter and take possession of all the Mortgaged Property, and may exclude the Mortgagor and its agents and employees wholly therefrom and may have joint access with the Mortgagor to the books, papers and accounts of the Mortgagor, and (ii) the Mortgagor will pay monthly in advance to the Mortgagee and/or Trustee, on the Mortgagee's and/or Trustee's entry into possession, or to any receiver appointed to collect the rents, income and other benefits of the Mortgaged Property, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property as may be in actual possession of the Mortgagor or any affiliate of, or related entity of, the Mortgagor, and upon default in any such payment will vacate and surrender possession of such part of the Mortgaged Property to the Mortgagee and/or Trustee or to such receiver and, in default thereof, the Mortgagor may be evicted by summary proceedings or otherwise.

(b) If the Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after the Mortgagee's demand, the Mortgagee may obtain a judgment or decree conferring upon the Mortgagee the right to immediate possession or

requiring the Mortgagor to deliver immediate possession of all or part of the Mortgaged Property to the Mortgagee, to the entry of which judgment or decree the Mortgagor hereby specifically consents. The Mortgagor shall pay to the Mortgagee, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to the Mortgagee, its attorneys and agents, and all such costs, expenses and compensation together with interest thereon at the Default Rate shall, until paid, be secured by the lien of this Mortgage.

(c) Upon every such entering upon or taking of possession, the Mortgagee may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time:

(i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire fixtures, personal and other mortgaged property;

(ii) insure or keep the Mortgaged Property insured;

(iii) manage and operate the Mortgaged Property and exercise all the rights and powers of the Mortgagor in its name or otherwise with respect to the same; and

(iv) enter into agreements with others to exercise the powers herein granted the Mortgagee, all as the Mortgagee from time to time may determine; and the Mortgagee may collect and receive all the rents, income and other benefits thereof, including those past due as well as those thereafter; and shall apply the monies so received by the Mortgagee in such priority as the Mortgagee may determine to (A) the payment of interest, principal and other payments due and payable on the Notes, the Guaranty, and the Obligations, including, without limiting the generality of the foregoing, the obligations of the Borrower under the Loan Agreement or the obligations of the Mortgagor pursuant to this Mortgage or any other Loan Document, (B) the deposits for taxes and assessments and insurance premiums due, (C) the cost of insurance, taxes, assessments and other proper charges upon the Mortgaged Property or any part thereof, (D) any sums due and payable on any Approved Prior Encumbrance, and (E) the compensation, expenses and disbursements of the agents, attorneys and other representatives of the Mortgagee (which shall include a commission payable to the Mortgagee of five percent (5%) upon all rents and income collected as compensation for its services rendered).

The Mortgagee and/or Trustee, at its election, and without notice to the Mortgagor, may, to preserve its interest in the Mortgaged Property, make any payments which the Mortgagor has failed to make by the expiration of all applicable grace periods under any Approved Prior Encumbrance, and any such sums so paid shall be secured hereby and be immediately due and payable from the Mortgagor upon demand with interest thereon at the **Default Rate** but such payment by the Mortgagee shall not release the Mortgagor from the Mortgagor's obligations or constitute a waiver of the Mortgagor's default hereunder.

The Mortgagee shall surrender possession of the Mortgaged Property to the Mortgagor only when all sums that are due in respect to this Mortgage, including interest and principal and all obligations under the Guaranty and the Loan Agreement, tax and insurance deposits and all amounts under any of the terms of this Mortgage, shall have been paid and all defaults cured. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

3.4 Leases. The Mortgagee and/or Trustee is authorized to foreclose this Mortgage subject to the rights of any tenants of the Mortgaged Property under any the leases referred to in Clause (ii) of Paragraph (E) of the granting clause of this Mortgage or may elect which tenants under the leases referred to in Clause (ii) of Paragraph (E) of the granting clause of this Mortgage the Mortgagee desires to name as parties defendant in such foreclosure and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by the Mortgagor to be, a defense to any proceedings instituted by the Mortgagee to collect the sums and obligations secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property to the extent permitted hereunder.

3.5 Purchase by the Mortgagee. Upon any such foreclosure sale, the Mortgagee may bid for and purchase the Mortgaged Property and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

3.6 Application of Indebtedness/Obligations Toward Purchase Price. To the extent permitted by law, upon any foreclosure sale, the Mortgagee and/or Trustee may, in lieu of cash, after allowing for costs and expenses, including reasonable attorneys' fees, trustee's commission, costs of the sale, compensation and other charges in paying the purchase price, apply any portion of or all of the indebtedness and the obligations secured hereby to the obligations owed under the Guaranty and the Loan Agreement, the Note, this Mortgage and under any other Loan Document.

3.7 Waiver of Appraisement, Valuation, Stay, Extension, Moratorium and Redemption Laws. The Mortgagor agrees to the fullest extent permitted by law that in case of a default on its part hereunder, neither the Mortgagor nor anyone claiming through or under the Mortgagor shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, moratorium or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and the Mortgagor for itself and all who may at any time claim through or under the Mortgagor, hereby waives, to the full extent that may be lawfully so to do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof and agrees that the Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.

3.8 Receiver. If an Event of Default shall have occurred, the Mortgagee, to the fullest extent permitted by law and without regard to the value, adequacy or occupancy of the security for the indebtedness, the obligations and the other sums secured hereby, shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all rents, income and other benefits thereof and apply the same as the court may direct. The expenses, including receiver's fees, attorneys' fees and costs and agent's compensation together with interest thereon at the Default Rate incurred pursuant to the powers herein contained shall be payable on demand and secured by this Mortgage. The right to enter and take possession of and to manage and operate the Mortgaged Property and to collect all rents, income and other benefits thereof whether by a receiver or otherwise shall be cumulative to any other right or remedy hereunder or afforded by law and may be exercised concurrently therewith or independently therewith or independently thereof. The Mortgagee shall be liable to account only for such rents, income and other benefits actually received by the Mortgagee, whether received pursuant to this paragraph or paragraph 3.3. Notwithstanding the appointment of any receiver or other custodian, the Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to, the Mortgagee.

3.9 Suits to Protect the Mortgaged Property. Prior to or following the occurrence of an Event of Default, the Mortgagee and/or Trustee shall have the power and authority to institute and maintain any suits and proceedings as the Mortgagee and/or Trustee may deem advisable in its judgment (a) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or any violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to the Mortgagee's interest.

3.10 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting the Mortgagor, the Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by the Mortgagor under the Guaranty, the Note, the Loan Agreement, this Mortgage and any other Loan Document, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by the Mortgagor after such date.

3.11 The Mortgagor to Pay the Guaranty and the Obligations under the Loan Agreement On Any Default in Payment; Application of Monies by the Mortgagee.

(a) If an Event of Default shall occur, then, upon the Mortgagee's demand, the Mortgagor will pay to the Mortgagee the whole amount due and payable under the Guaranty, the Note and all obligations under the Loan Agreement and all other sums secured hereby; and if the Mortgagor shall fail to pay the same forthwith upon such demand, then, in

addition to all other rights and remedies available to Mortgagee, the Mortgagee shall be entitled, unless expressly precluded under the Guaranty, the Note or under the Loan Agreement or hereunder from seeking a deficiency judgment against the Mortgagor, to sue for and to recover judgment against the Mortgagor for the whole amount so due and unpaid together with costs and expenses, including, without limitation, the reasonable compensation, expenses and disbursements of the Mortgagee's agents, attorneys and other representatives, either before, after or during the pendency of any proceedings for the enforcement of this Mortgage; and the right of the Mortgagee to recover such judgment shall not be affected by any taking possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage, or the foreclosure of the lien hereof.

(b) In case of a foreclosure sale of all or any part of the Mortgaged Property and of the application of the proceeds of sale to the payment of the sums and the obligations secured hereby, the Mortgagee shall, unless expressly precluded under the Guaranty, the Note or under the Loan Agreement or hereunder from seeking a deficiency judgment against the Mortgagor, be entitled to enforce payment from the Mortgagor of all amounts and obligations remaining due and unpaid and to recover judgment against the Mortgagor for any portion thereof remaining unpaid, with interest.

(c) The Mortgagor hereby agrees, to the extent permitted by law, that no recovery of any such judgment by the Mortgagee and no attachment or levy of any execution upon any of the Mortgaged Property or any other property shall in any way affect the lien of this Mortgage upon the Mortgaged Property or any part thereof or any lien, right, power or remedy of the Mortgagee hereunder, but such lien, right, power and remedy shall continue unimpaired as before.

(d) Any monies collected or received by the Mortgagee under this paragraph 3.11 shall be applied to the payment of compensation, expenses and disbursements of the agents, attorneys and other representatives of the Mortgagee, and the balance remaining shall be applied to all obligations under the Guaranty and Loan Agreement and the payment of amounts due and unpaid under the Note, this Mortgage and all other instruments securing the Note and/or the Loan Documents.

(e) The provisions of this paragraph 3.11 shall not be deemed to limit or otherwise modify the provisions of any guarantee of the obligations evidenced by the Loan Agreement.

3.12 <u>Delay or Omission; No Waiver</u>. No delay or omission of the Mortgagee or of any holder of the Guaranty, the Note or the Loan Agreement to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to the Mortgagee may be exercised from time to time and as often as may be deemed expedient by the Mortgagee.

3.13 No Waiver of One Default to Affect Another. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If the Mortgagee (a) grants forbearance or an extension of time for the payment of any sums or obligations secured hereby (b) takes other or additional security for the payment thereof, (c) waives or does not exercise any right granted in the Guaranty, the Note, the Loan Agreement, this Mortgage or any other Loan Document, (d) releases, with or without consideration, any part of the Mortgaged Property from the lien of this Mortgage or any other instrument securing the Guaranty, the Note or the Loan Agreement, (e) consents to the filing of any map, plat or replat of the Land, (f) consents to the granting of any easement on the Land, or (g) makes or consents to any agreement changing the terms of this Mortgage or subordinating the lien or any charge hereof, then, in any such event no such act or omission shall release, discharge, modify, change or affect the original liability under the Guaranty, the Note, the Loan Agreement, this Mortgage or the other Loan Documents or otherwise affect the liability of the Mortgagor or any subsequent purchaser of the Mortgaged Property or any part thereof or any guarantor or any other surety of any of the sums and obligations secured hereby or by any other Loan Document. No such act or omission shall preclude the Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default nor, except as otherwise expressly provided in an instrument executed by the Mortgagee, shall the lien of this Mortgage be altered thereby, except to the extent of releases as described in subparagraph (d) above of this paragraph 3.13. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, the Mortgagee, without notice to any person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the indebtedness and obligations secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder.

3.14 Discontinuance of Proceedings; Position of Parties Restored. If the Mortgagee and/or Trustee shall have proceeded to enforce any right or remedy under the Mortgage by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to the Mortgagee and/or Trustee, then and in every such case the Mortgagor and the Mortgagee and/or Trustee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Mortgagee and/or Trustee shall continue as if no such proceedings had occurred or had been taken.

3.15 Remedies Cumulative. No right, power or remedy conferred upon or reserved to the Mortgagee and/or Trustee by the Guaranty, the Note, by the Loan Agreement, this Mortgage or any other Loan Document is exclusive of any other right, power or remedy, but each such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the Guaranty, the Note or under the Loan Agreement or any other Loan Document, or now or hereafter existing at law, in equity or by statute.

3.16 Defeasance. If the Mortgagor shall pay or cause to be paid the principal of and premium, if any, and interest on the Note and all of the other Obligations, with interest thereon, under the Loan Agreement, in accordance with the terms thereof, and if the Mortgagor shall pay or cause to be paid all sums payable under the Guaranty and hereunder by the Mortgagor and if Mortgagor shall pay or cause to be paid all other sums payable by the Mortgagor under any other document securing, or otherwise executed in connection with, the Note, the Guaranty and/or the Loan Agreement and shall comply with all terms, conditions and requirements hereof and the Mortgagee shall no longer have any Commitment or obligation to make additional loans or extensions of credit under the Loan Agreement, then this Mortgage shall be null and void and of no further force and effect and shall be released by the Mortgagee upon the written request and at the expense of the Mortgagor.

3.17 Interest After Event of Default. If an Event of Default shall have occurred, all obligations under the Guaranty and the Loan Agreement and the other Loan Documents shall, at the Mortgagee's option, bear interest at the **Default Rate**.

3.18 Indulgences by the Mortgagee. In the event that the Mortgagee (a) grants any extension of time or forbearance with respect to the payment of any indebtedness and obligations secured by this Mortgage, (b) takes other or additional security for the payment thereof, (c) waives or fails to exercise any right granted herein or under the Guaranty, the Note or the Loan Agreement, (d) grants any release, with or without consideration, of the whole or any part of the security held for the payment of the debts and obligations secured hereby or the release of any person liable for payment of such debts and obligations, or (e) amends or modifies, in any respect, any of the terms and provisions hereof or of the Guaranty, the Note (including substitution of another note or notes) or the Loan Agreement (including substitution of another agreement or agreements); then and in any such event, such act or omission to act shall not release the Mortgagor, the Borrower, or any other co-makers, sureties or guarantors of this Mortgage, the Guaranty, the Note or the Loan Agreement, from any covenant of this Mortgage or of the Note or of the Loan Agreement, nor preclude the Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in the event of any other default or Event of Default then made or any subsequent default or Event of Default, nor in any way impair or affect the lien or priority of this Mortgage.

3.19 Additional Remedies Provided in the Guaranty, the Note and/or the Loan Agreement. If an Event of Default shall have occurred, in addition to all the remedies provided for in this Mortgage, the Mortgagee shall be entitled to exercise any and all rights and remedies provided for in the Guaranty, the Loan Agreement and the other Loan Documents.

ARTICLE FOUR
TRANSFER OR FURTHER ENCUMBRANCE OF THE PROPERTY

4.1 Due on Sale. In the event that (i) the Mortgagor shall, either directly or indirectly, convey, grant, assign or transfer all or any portion of its right, title or interest in the Mortgaged Property, whether legal or equitable, by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest, lease option contract or any other method of conveyance of real property interests, without the prior written consent of the Mortgagee or (ii) if the Mortgagor ceases to be a wholly owned (direct or indirect) subsidiary of the Borrower without the prior written consent of the Mortgagee, then in any such event, the Mortgagee shall have the right, in its sole option, to declare the entire indebtedness and all obligations secured hereby immediately due and payable and the Mortgagee shall have all of the other rights, privileges and powers afforded the Mortgagee as set forth in Article 3 hereof.

4.2 No Subordinate Liens. The Mortgagor shall not, without the prior written consent of the Mortgagee, create, consent to or permit the creation of any liens, charges or encumbrances (each, a "Prohibited Lien") on any of the Mortgaged Property, whether or not such Prohibited Lien may be imposed without the Mortgagor's consent. In the event that a Prohibited Lien shall attach to the Mortgaged Property, the Mortgagee shall have the right, at its sole option, to declare the entire indebtedness and all obligations secured hereby, together with any prepayment premium then applicable thereto, immediately due and payable and the Mortgagee shall have all of the other rights, privileges and powers afforded the Mortgagee as set forth in Article 3 hereof.

ARTICLE FIVE
MISCELLANEOUS PROVISIONS

5.1 Heirs, Successors and Assigns Included in Parties. Whenever one of the parties hereto is named or referred to herein, the heirs, successors and assigns of such party shall be included and all covenants and agreements contained in this Mortgage, by or on behalf of the Mortgagor or the Mortgagee, shall bind and inure to the benefit of their respective heirs, successors and assigns, whether so expressed or not. The Mortgagor acknowledges and agrees that the Mortgagee may, and shall have the right to sell participation interests in, or to assign, the Loan or any portion thereof and any rights or obligations of the Mortgagee under the Guaranty, the Note, the Loan Agreement and the Loan Documents and upon any assignment by the Mortgagee, the Mortgagee shall be relieved of any liability hereunder, under the Guaranty, the Note, and any other Loan Document or otherwise relating to the Guaranty, the Loan and/or any obligations under the Loan Agreement to the extent of the amount or interest so assigned.

5.2 Addresses for Notices, Etc

(a) Any notice, report, demand or other instrument authorized or required to be given or furnished shall be deemed given or furnished (i) when addressed to the party intended to receive the same, at the address of such party as set forth below, and delivered at such address, (ii) three (3) days after the same is deposited in the United States mail as first class certified mail, return receipt requested, postage paid, (iii) when delivered by nationwide commercial courier service, one (1) business day after the date of delivery of such notice to the courier service, or (iv) when transmitted by telecopy to the telecopier number set forth below, to the party intended to receive same, provided that such transmission is confirmed by duplicate notice in such other manner as permitted above, upon receipt at such telecopier number:

Mortgagee:	RZB Finance LLC 1133 Avenue of the Americas New York, New York 10036 Attention: Ms. Nancy Remini Telecopier: (212) 944-6389
copy to:	Connell & Wiener LLP 545 Fifth Avenue New York, New York 10017 Attention: Paul R. Wiener, Esq. Telecopier: (212) 687-6999
Mortgagor:	Regional Enterprises, Inc. 410 Water Street Hopewell, Virginia 23860 Attention: Ian T. Bothwell President Telecopier: (_____) ______ - __________
copy to:	Christina & Barton, LLP 909 E. Main Street, Suite 1200 Richmond, Virginia 23219 Attention : Henry R. Pollard, IV Telecopier: (804)-697-4112

(b) Any party may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed, by furnishing written notice of such change to the other parties, but no such notice of change shall be effective unless and until received by such other parties. Rejection or refusal to accept, or inability to deliver because of changed address or because no notice of changed address was given, shall be deemed to be receipt of any such notice.

5.3 Headings. The headings of the articles, sections, paragraphs and subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part hereof and shall not limit or expand or otherwise affect any of the terms hereof.

5.4 Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained in the Guaranty, the Note, the Loan Agreement, this Mortgage or in any other Loan Document shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained in the Guaranty, the Note, the Loan Agreement, this Mortgage or in any other Loan Document shall be in no way affected, prejudiced or disturbed thereby.

5.5 Changes, Etc. The Mortgagor recognizes that, in general, borrowers who experience difficulties in honoring their loan obligations, in an effort to inhibit or impede lenders from exercising the rights and remedies available to lenders pursuant to mortgages, notes, loan agreements or other instruments evidencing or affecting loan transactions, frequently present in court the argument, without merit, that some loan officer or administrator of lender made an oral modification or made some statement which could be interpreted as an extension or modification or amendment of one or more debt instruments and that the borrower relied to its detriment upon such "oral modification of the loan document". For that reason, and in order to protect the Mortgagee from such allegations in connection with the transaction contemplated by this Mortgage, the Mortgagor acknowledges that this Mortgage, the Guaranty, the Note, the Loan Agreement and all other Loan Documents can be extended, modified or amended only in writing executed by the Mortgagee and the other party(ies) to such Loan Document(s), the Mortgagor and that none of the rights or benefits of the Mortgagee can be waived permanently except in a written document executed by the Mortgagee. The Mortgagor further acknowledges the Mortgagor's understanding that no officer or administrator of the Mortgagee has the power or the authority from the Mortgagee to make an oral extension or modification or amendment of any such instrument or agreement on behalf of the Mortgagee.

5.6 Governing Law. This Mortgage is made by the Mortgagor and accepted by the Mortgagee in the State of New York, under the laws of such State and shall be construed, interpreted, enforced and governed by and in accordance with the laws of such State, except as to the laws governing the creation, perfection, enforcement of the liens and security interests herein granted and/or the remedies of the Mortgagee hereunder as to which laws of the Commonwealth of Virginia shall apply.

The following short form provisions are incorporated into this Mortgage by reference as permitted by Va. Code § 55-60:

(a) Exemptions waived;
(b) Subject to (c)all upon default;
(c) Renewal, extension or reinstatement permitted;
(d) Substitution of Trustee permitted; and
(e) Any Trustee may act.

The Mortgagor and Mortgagee acknowledge, covenant and agree that this instrument shall operate as and shall be constructed as a deed of trust and security trust within the meaning of Va. Code § 55-58.1, *et seq.*

5.7 Required Notices. The Mortgagor shall notify the Mortgagee promptly of the occurrence of any of the following: (a) receipt of notice from any governmental authority relating to the Mortgaged Property, (b) receipt of any notice from the holder of any other lien or security interest in the Mortgaged Property, or (c) commencement of any judicial or administrative proceedings by or against or otherwise affecting the Mortgagor, or the Mortgaged Property or any other action by any creditor of the Mortgagor, as a result of any default under the terms of any loan. In addition, the Mortgagor shall notify the Mortgagee quarterly of any material change in the occupancy of the Mortgaged Property.

5.8 Management. The Mortgagor covenants that at all times prior to the payment in full of the indebtedness and obligations evidenced by the Guaranty, the Note and the Loan Agreement and other sums secured hereby, the Mortgaged Property shall be managed by the Mortgagor, or by a management company which shall have been approved in writing by the Mortgagee and pursuant to a management agreement which shall have been approved in writing by the Mortgagee prior to the execution thereof.

5.9 Required Provisions in Subordinate Mortgages. Notwithstanding anything to the contrary contained herein, and without in any way permitting the Mortgagor to execute a subordinate mortgage, any mortgage encumbering the Mortgaged Property other than this Mortgage shall be bound by and shall contain the provisions set forth below. The holder of any such subordinate mortgage to which the Mortgagee has agreed to in writing (which the Mortgagee has no obligation to do and the Mortgagee may withhold its consent for any reason or for no reason at all) shall execute a subordination agreement containing such terms and conditions as the Mortgagee shall require including, without limitation, the terms and conditions set forth below. Any mortgage other than this Mortgage to which the Mortgagee has not consented to in writing and not containing the provisions set forth below shall be void.

(a) This Mortgage, and any assignment of rents and leases contained in this Mortgage or in any separate collateral assignment thereof and all of the rights of the mortgagee hereunder and thereunder, are and shall remain subject and subordinate to (i) the Mortgage (the "Prior Mortgage") given by **Regional Enterprises, Inc.,** a Virginia corporation to RZB Finance LLC (the "Prior Mortgagee") dated as of ______, ____ and to any modifications, substitutions, extensions, increases or renewals thereof and (ii) any lease of any portion of the Mortgaged Property.

(b) No tenant under any lease of any portion of the Mortgaged Property will be made a party defendant in the foreclosure of this mortgage, nor will any other action be taken in connection with such foreclosure which would have the effect of terminating or diminishing the rights of the tenant under any such lease.

(c) No portion of the rents, issues and profits of the Mortgaged Property shall be collected in connection with the foreclosure of this mortgage or otherwise except through a receiver appointed by the court in which such foreclosure action is brought, or if no action for foreclosure is brought, other court of competent jurisdiction, after due notice for the appointment of such receiver shall have been given to the Prior Mortgagee.

(d) The rents, issues and profits collected by any such receiver shall be applied first to the payment of taxes, maintenance and operating charges and disbursements incurred in connection with the operation and maintenance of the Mortgaged Property and next to the payment of principal (after giving effect to any acceleration thereof), interest and other sums and obligations due under the Prior Mortgage.

(e) If during the pendency of any such foreclosure action, an action shall be brought for the foreclosure of the Prior Mortgage and an application shall be made for an extension of the receivership for the benefit of the Prior Mortgagee, all such rents, issues and profits held by such receiver as of the date of such application shall be applied by the receiver solely for the benefit of the Prior Mortgagee, and the holder of this mortgage shall not be entitled to any portion thereof until the Prior Mortgagee has received all amounts then due to it (after giving effect to the acceleration thereof).

(f) Due notice of the commencement of any foreclosure of this mortgage shall be given to the Prior Mortgagee, and true copies of all papers served or entered in such action will be delivered to the Prior Mortgagee.

(g) While the Prior Mortgage remains outstanding, notwithstanding anything contained herein to the contrary, the mortgagee shall (i) not be entitled to receive any condemnation awards or insurance proceeds in respect to the Mortgaged Property and the mortgagee agrees that such awards and/or proceeds shall be applied as the Prior Mortgagee shall direct, including, without limitation, to the payment of any sums and obligations owed to the Prior Mortgagee under the Prior Mortgage or to the restoration of the Mortgaged Property, or such portion thereof as the Prior Mortgagee shall direct, (ii) execute such non-disturbance agreements with tenants of the Mortgaged Property as the Prior Mortgagee shall require, (iii) execute such partial releases of mortgage and other appropriate releases, without consideration, as the Prior Mortgagee shall direct upon the sale of any portion of the Mortgaged Property, and (iv) if applicable, execute such subordination agreements as the Prior Mortgagee shall direct upon (x) the filing of any declaration of condominium approved by the Prior Mortgagee in respect to the Mortgaged Property and (y) the recording of any easement, right-of-way or other encumbrance approved by the Prior Mortgagee in respect to the Mortgaged Property.

(h) The mortgagee waives any claim or right of subrogation which it may have to any lien, estate, right or other interest, in the Mortgaged Property that is, or may be, prior in right to the Prior Mortgage.

(i) To further evidence the subordinations and provisions referred to in clauses (a) through (h) above, the Mortgagee shall agree that, within ten (10) days after request by the Prior Mortgagee, it will do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances and instruments as the Prior Mortgagee may request for the better assuring and evidencing of the foregoing subordination and provisions.

(j) All of the foregoing provisions are for the express benefit of the Prior Mortgagee.

5.10 Indemnification. The Mortgagor hereby agrees to indemnify the Mortgagee, the Trustee and their respective and collective officers, directors, employees, agents and attorneys (collectively, the "Indemnified Parties") against, and agree to hold the Indemnified Parties harmless from, any and all liabilities, losses, damages and expenses (including reasonable counsel fees and expenses) of any kind whatsoever which may be incurred by any of the Indemnified Parties arising out of, in any way connected with, or as a result of (a) the execution and delivery of this Mortgage, the Guaranty, the Note, the Loan Agreement and the other Loan Documents, the transactions contemplated hereby and the performance of the parties hereto of their respective obligations hereunder or in any way relating to the Mortgaged Property or (b) any claim, action, suit, investigation or proceeding relating to the Mortgagor, any partner thereof, the Borrower, any guarantor of the Loan or of the obligations of the Mortgagor or the Borrower under the Guaranty, the Loan Agreement, any other Loan Document or the Mortgaged Property, whether or not the Indemnified Party is a party thereto or target thereof; provided that the foregoing indemnity shall not apply to any such liabilities, losses, damages or expenses of an Indemnified Party to the extent arising from the willful misconduct or gross negligence of such Indemnified Party, provided that such willful misconduct or gross negligence is determined to have occurred by a final and non-appealable decision of a court of competent jurisdiction.

5.11 Waiver of Jury Trial. THE MORTGAGOR, AND BY ACCEPTANCE HEREOF, THE MORTGAGEE, EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS MORTGAGE, THE GUARANTY, THE NOTE, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE MORTGAGOR OR THE MORTGAGEE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MORTGAGEE MAKING THE LOAN AND ENTERING INTO THE LOAN AGREEMENT.

5.12 Consent to Jurisdiction. The Mortgagor hereby irrevocably agrees that any legal action or proceeding arising out of or relating to the creation, perfection, enforcement of the liens and security interests herein granted and the remedies of this Mortgage may be brought in the courts of the Commonwealth of Virginia located in the city in which the Land is situated or of the United States of America for the Eastern District of Virginia as the Mortgagee may elect. By execution and delivery of this Mortgage, the Mortgagor hereby irrevocably accepts and submits generally and unconditionally for itself and with respect to its property, to the jurisdiction of any court in any action or proceeding, and hereby waives, in the case of any action or proceeding brought in the Commonwealth of Virginia located in the city in which the Land is situated or of the United States of America for the Eastern District of Virginia, defenses based on jurisdiction, venue, or forum non conveniens. The Mortgagor irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of the copies thereof by certified mail, postage prepaid, to the Mortgagor at its address set forth in Paragraph 5.2 hereof, this service to become effective upon the earlier of (i) the date thirty (30) calendar days after mailing or (ii) any earlier date permitted by applicable law. Nothing herein shall affect the right of the Mortgagee to commence legal proceedings or otherwise proceed against the Mortgagor in any other jurisdiction or to serve process in any other jurisdiction or to serve process in any other manner permitted by applicable law. The Mortgagor further agrees that a final judgment that is otherwise non-appealable against it in any action or proceeding arising out of or relating to this Mortgage, the Guaranty, the Loan Agreement or any other Loan Document and any of the agreements, documents or instruments delivered in connection herewith or therewith shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness. The Mortgagor also agrees that the courts of the State of New York or of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any action commenced by the Mortgagor asserting any claim or counterclaim based upon the assertion that the obligations under this Mortgage, the Guaranty, the Loan Agreement or any other Loan Document and any of the agreements, documents or instruments delivered in connection herewith or therewith, or any of them, are usurious.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage, Deed of Trust and Security Agreement as of the day and year first written above.

REGIONAL ENTERPRISES, INC.,
a Virginia corporation

By: [signature]
Name: Ian T. Bothwell
Title: President

COMMONWEALTH OF VIRGINIA)
) ss.:
CITY OF RICHMOND)

On the 26 day of July, 2007 before me personally came Ian T. Bothwell to me known, who, being duly sworn, did depose and say that he is the President of Regional Enterprises, Inc., a Virginia corporation described herein and that he executed the foregoing instrument with full authority in behalf of the corporation.

Brenda O. Bivens
Notary Public

Registration No. ____________

BRENDA O. BIVENS NOTARY PUBLIC MY COMMISSION NUMBER 218866 COMMONWEALTH OF VIRGINIA

My commission expires: 4/30/2009

Schedule A

Property

PARCEL A:

ALL that certain tract or parcel of land with improvements thereon and appurtenances thereto belonging, lying in the City of Hopewell, Virginia containing 530 square feet and more particularly shown as Parcel A on a plat entitled "Plat of Survey Showing Three Parcels Adjacent the Norfolk & Western Railroad, Located Within the City of Hopewell, Virginia", dated November 12, 1982, made by Lewis & Ownes, Inc., Consulting Engineers & Surveyors, Richmond, Virginia, a copy of which plat is recorded in the Clerk's Office, Circuit Court, City of Hopewell, Virginia in Plat Book 7, page 118, to which plat reference is hereby made for a more particular description of the property hereby conveyed.

PARCEL B:

ALL that certain tract or parcel of land with improvements thereon and appurtenances thereto belonging, lying in the City of Hopewell, Virginia containing 4.30 acres more or less and more particularly shown as Parcel B on a plat entitled "Plat of Survey Showing Three Parcels Adjacent the Norfolk & Western Railroad, Located Within the City of Hopewell, Virginia", dated November 12, 1982, made by Lewis & Ownes, Inc., Consulting Engineers & Surveyors, Richmond, Virginia, a copy of which plat is recorded in the Clerk's Office, Circuit Court, City of Hopewell, Virginia in Plat Book 7, page 118, to which plat reference is hereby made for a more particular description of the property hereby conveyed.

PARCEL C:

ALL that certain tract or parcel of land with improvements thereon and appurtenances thereto belonging, lying in the City of Hopewell, Virginia containing 1.20 acres more or less and more particularly shown as Parcel C on a plat entitled "Plat of Survey Showing Three Parcels Adjacent the Norfolk & Western Railroad, Located Within the City of Hopewell, Virginia", dated November 12, 1982, made by Lewis & Ownes, Inc., Consulting Engineers & Surveyors, Richmond, Virginia, a copy of which plat is recorded in the Clerk's Office, Circuit Court, City of Hopewell, Virginia in Plat Book 7, page 118, to which plat reference is hereby made for a more particular description of the property hereby conveyed.

BEING the same real estate conveyed to Regional Enterprises, Inc., a Virginia corporation, by Deed from City Point Oil Terminal, a Virginia corporation, dated October 26, 1982, recorded

October 29, 1982, in the Clerk's Office, Circuit Court, City of Hopewell, Virginia in Deed Book 177, page 591.

AND FURTHER BEING the same real estate conveyed to Regional Enterprises, Inc., a Virginia corporation by Deed of Correction from City Point Oil Terminal, a Virginia corporation, dated November 24, 1982, recorded May 13, 1983, in the Clerk's Office, Circuit Court, City of Hopewell, Virginia in Deed Book 179, page 717.

PARCEL D:

ALL that certain lot or parcel of land, with improvements thereon and appurtenances thereto, pertaining, lying and being in the City of Hopewell, Virginia, containing 0.39 acres, more or less, as shown on a plat entitled, "Map of .039 Acre of Land Situated in Hopewell, Virginia, Belonging to the Estate of Mary Epps", dated September 20, 1954, revised December 19, 1954, made by W.W. LaPrade & Bros., Civil Engineers and more particularly described as follows:

BEGINNING at an iron rod in the southern line of Pierce Street at a point where the line dividing the property hereby conveyed from the property now or formerly owned by City Point Terminal Oil Company intersects the southern line of Pierce Street; thence S 8° 43' W 93.5 feet ot an iron rod; thence S 9° 45' W 18.85 feet to an iron rod; then S° 23 07' W 77.86 feet to an iron rod; thence N 86° 05 ½' W 63 feet to an old concrete stone; thence N 3° 20' 15" E 196.64 feet along the line dividing the property hereby conveyed from the property now or formerly owned by the School Board to a point in the southern line of Pierce Street; thence S 79° 43' E 101 feet to the iron rod at the point and place of beginning; said property being known by the current street address of 1116 Pierce Street, Hopewell, Virginia.

BEING the same real estate conveyed to Regional Enterprises, Inc., a Virginia corporation by deed from Virginia V. French (formerly Virginia V. Hogue) and C.D. French, dated November 28, 1990, recorded June 11, 1991, in the Clerk's Office, Circuit Court, City of Hopewell, Virginia in Deed Book 233, page 897.

0117

Exhibit A

Contracts

NONE

5158325

INSTRUMENT #070002627
RECORDED IN THE CLERK'S OFFICE OF
HOPEWELL ON
JULY 27, 2007 AT 02:21PM
KAY H. RACKLEY, CLERK
RECORDED BY: BKJ